                            SCHEDULE 14A INFORMATION
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:

      / /        Preliminary Proxy Statement

      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14A-6(E)(2))

      /X/        Definitive Proxy Statement

      / /        Definitive Additional Materials

      / /        Soliciting Material Under Rule 14a-12

                           ON COMMAND CORPORATION
----------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)

----------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
           (1) Title of each class of securities to which transaction applies:
           (2)  Aggregate number of securities to which transaction applies:
           (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
           (4)  Proposed maximum aggregate value of transaction:
           (5)  Total fee paid:

/ /        Fee paid previously with preliminary materials:

           Check box if any part of the fee is offset as provided by
/ / Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

           (1)  Amount previously paid:

           (2)  Form, Schedule or Registration Statement No.:

           (3)  Filing party:

           (4)  Date filed:

                                   [GRAPHIC]

                             ON COMMAND CORPORATION
                      4610 SOUTH ULSTER STREET, SUITE 600
                             DENVER, COLORADO 80237
                           TELEPHONE: (720) 873-3200

                                                               November 27, 2002

Dear Fellow Stockholder:

    On behalf of the board of directors and management of On Command Corporation, we cordially invite you to attend the Company's annual meeting of stockholders. The meeting will be held at 9:00 a.m. Mountain Time on December 20, 2002, at the Company's headquarters, located at 4610 South Ulster Street, Suite 600, Denver, Colorado. At the annual meeting, you will have the opportunity to meet with the Company's management team, and we will report to you on the Company's financial and operating performance.

    As you know, an important aspect of the annual meeting process is the stockholder vote on corporate business items. I urge you to exercise your rights as a stockholder to vote and participate in this process.

    Whether or not you plan to attend the annual meeting, PLEASE READ THE ENCLOSED PROXY STATEMENT AND THEN COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ACCOMPANYING POSTAGE PAID RETURN ENVELOPE. This will save the Company additional expense in soliciting proxies and will ensure that your shares are represented at the meeting.


                                               Sincerely,

                                               /s/ Gary S. Howard
                                               Gary S. Howard
                                               Chairman of the Board

                             ON COMMAND CORPORATION
                      4610 SOUTH ULSTER STREET, SUITE 600
                             DENVER, COLORADO 80237
                           TELEPHONE: (720) 873-3200

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD DECEMBER 20, 2002

                            ------------------------

To Our Stockholders:

    The 2002 Annual Meeting of Stockholders of On Command Corporation ("On Command" or the "Company") will be held at the Company's headquarters, located at 4610 South Ulster Street, Suite 600, Denver, Colorado, on Friday,
December 20, 2002, at 9:00 a.m. Mountain Time for the purpose of considering and acting upon the following matters:

        1.  Election of the Company's board of directors; and

        2. Ratification of the appointment of KPMG LLP as independent auditors for the Company for the year ending December 31, 2002;

together with such other matters, if any, as may properly come before the annual meeting or any adjournments thereof. The board of directors is not aware of any other business scheduled for the annual meeting.

    Action may be taken on the foregoing proposals at the annual meeting on the date specified above, or on any date or dates to which the annual meeting may be adjourned.

    Stockholders of record at the close of business on November 1, 2002, are the stockholders entitled to vote at the annual meeting and any adjournments thereof. A complete list of stockholders entitled to vote at the meeting will be available for inspection by stockholders during normal business hours at the Company headquarters located at 4610 South Ulster Street, Suite 600, Denver, Colorado 80237, during the ten days prior to the meeting as well as at the annual meeting.

    Your vote is important. Please sign and date the enclosed proxy, and return it promptly in the enclosed postage-paid envelope to ensure your representation at the annual meeting. The proxy will not be used if you attend and vote at the meeting in person.

                                                      BY ORDER OF THE BOARD OF DIRECTORS,

                                                      /s/ Gary S. Howard
                                                      Gary S. Howard
                                                      Chairman of the Board

Denver, Colorado
November 27, 2002

A PRE-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

                               TABLE OF CONTENTS

                                                                PAGE
                                                                ----
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
ABOUT THE MEETING...........................................      1
  What is the purpose of the annual meeting?................      1
  Who is entitled to vote?..................................      1
  What if my shares are held in "street name" by a
    broker?.................................................      2
  How many shares must be present to hold the meeting?......      2
  What if a quorum is not present at the meeting?...........      2
  How do I vote?............................................      2
  Can I change my vote after I submit my proxy?.............      2
  How does the board of directors recommend I vote on the
    proposals?..............................................      3
  What if I do not specify how my shares are to be voted?...      3
  Will any other business be conducted at the meeting?......      3
  How many votes are required to elect the director
    nominees?...............................................      3
  Can I cumulate my votes for the election of directors?....      3
  What happens if a nominee is unable to stand for
    election?...............................................      4
  How many votes are required to ratify the appointment of
    the Company's independent auditors?.....................      4
  How will abstentions be treated?..........................      4
  Who pays for the costs of soliciting proxies?.............      4
  Where can I find more information about the Company?......      4
PROPOSAL 1--ELECTION OF DIRECTORS...........................      5
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT................................................      9
  Does anyone own more than five percent of any class of the
    Company's stock?........................................      9
  How much stock do the Company's directors and executive
    officers own?...........................................     11
  Are there any arrangements which may result in a change in
    control of the Company?.................................     15
  Who are the executive officers?...........................     16
MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS...........     17
  How often did the board of directors meet during 2001?....     17
  Are there any board committees?...........................     17
    The Executive Committee.................................     17
    The Audit Committee.....................................     17
    The Compensation Committee..............................     18
AUDIT COMMITTEE REPORT......................................     18
COMPENSATION INFORMATION....................................     19
  How are directors compensated?............................     19
  Summary Compensation Table................................     20
  Option grants in last fiscal year.........................     21
  Aggregated option exercises and fiscal year-end option
    values..................................................     22
  Does the Company have any termination or severance
    agreements with any of its former directors or named
    executive officers?.....................................     23
    Separation and Release Agreement of Jerome H. Kern......     23
    Waiver and Release Agreement of Jean A. DeVera..........     23
  The Executive Severance Pay Plan..........................     23
  Compensation Committee Interlocks and Insider
    Participation in Compensation Decisions.................     24

                                                                PAGE
                                                                ----
COMPENSATION REPORT ON EXECUTIVE COMPENSATION...............     24
  Compensation philosophy...................................     24
  Compensation of the executive officers....................     25
  Chief Executive Officer Compensation......................     25
  Section 162 of the Internal Revenue Code..................     26
  Stock performance graph...................................     26
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS........     27
  Executive Officer Loans...................................     27
  Expense Allocations from Liberty Media....................     27
  Expense Allocations from Liberty Satellite................     27
  Satellite Transport Agreement with Ascent Media Group.....     27
  Consulting Arrangement with William D. Myers..............     27
  Transactions with Jerome H. Kern..........................     28
  Issuance of Series B Preferred Stock to Ascent............     29
  Issuance of Series C Preferred Stock to Ascent............     31
  Issuance of Series D Preferred Stock to Ascent............     32
SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE........     38
PROPOSAL 2--RATIFICATION OF THE APPOINTMENT OF INDEPENDENT
  AUDITORS..................................................     38
  Audit fees and all other fees.............................     38
STOCKHOLDER PROPOSALS.......................................     39
OTHER MATTERS...............................................     39
ANNEX A Audit Committee Charter.............................    A-1

                             ON COMMAND CORPORATION
                          4610 SOUTH ULSTER, SUITE 600
                             DENVER, COLORADO 80237
                           TELEPHONE: (720) 873-3200

                            ------------------------

                                PROXY STATEMENT
                             ---------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON DECEMBER 20, 2002

    This proxy statement is furnished in connection with the solicitation of proxies on behalf of the board of directors of On Command Corporation (the "Company" or "On Command") to be used at the Company's annual meeting of stockholders to be held at the Company's headquarters, located at 4610 South Ulster Street, Suite 600, Denver, Colorado, at 9:00 a.m. Mountain Time on Friday, December 20, 2002, and all adjournments of the meeting. The accompanying Notice of Meeting, this proxy statement and proxy are first being mailed to stockholders on or about November 27, 2002. A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2001, also accompanies these materials.

                               ABOUT THE MEETING

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

    At the annual meeting, stockholders are being asked to consider and vote upon the following proposals outlined in the accompanying Notice of Meeting:

    PROPOSAL 1.  Election of the Company's board of directors; and

    PROPOSAL 2. Ratification of the appointment of KPMG LLP as independent auditors for the Company for the year ending December 31, 2002.

    The stockholders will also transact any other business that may properly come before the meeting. Members of our management team will be present at the meeting to respond to appropriate questions from stockholders.

WHO IS ENTITLED TO VOTE?

    The record date for the annual meeting is November 1, 2002. Only stockholders of record at the close of business on that date are entitled to notice of, and to vote at, the annual meeting. The Company has five series of capital stock outstanding: the Common Stock, par value $0.01 per share ("Common Stock"); the Convertible Participating Preferred Stock, Series A, par value $0.01 per share ("Series A Preferred Stock"); the Cumulative Redeemable Preferred Stock, Series B, par value $0.01 per share ("Series B Preferred Stock"); the Cumulative Redeemable Preferred Stock, Series C, par value $0.01 per share ("Series C Preferred Stock"); and the Cumulative Convertible Redeemable Preferred Stock, Series D, par value $0.01 per share ("Series D Preferred Stock"). Holders of the Common Stock and the Series A Preferred Stock are entitled to vote at the meeting. The Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock do not generally have voting rights.

    Except as otherwise required by law, or as described in this proxy statement, the holders of shares of Common Stock and Series A Preferred Stock vote together as a single class on all matters presented to the vote of stockholders. Each holder of Common Stock and Series A Preferred Stock is entitled to one vote per share on each matter submitted at the meeting, except that each record holder of Common Stock is entitled to cumulate votes in the election of directors. As of November 1, 2002, the record date, 30,961,607 shares of Common Stock and 13,500 shares of Series A Preferred Stock were issued and outstanding.

WHAT IF MY SHARES ARE HELD IN "STREET NAME" BY A BROKER?

    If you are the beneficial owner of shares held in "street name" by a broker, your broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If you do not give instructions to your broker, your broker will be entitled to vote the shares with respect to the election of directors (Proposal 1) and the ratification of auditors (Proposal
2), which are the only proposals for which proxies are being solicited by this proxy statement.

HOW MANY SHARES MUST BE PRESENT TO HOLD THE MEETING?

    A quorum must be present at the meeting for any business to be conducted. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of voting stock outstanding on the record date will constitute a quorum. Proxies received but marked as abstentions will be included in the calculation of the number of shares considered to be present at the meeting.

WHAT IF A QUORUM IS NOT PRESENT AT THE MEETING?

    If a quorum is not present at the scheduled time of the meeting, the holders of a majority in total voting power of the shares that are represented, or the chairman of the meeting, may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given. An adjournment will have no effect on the business that may be conducted at the meeting.

HOW DO I VOTE?

    1. YOU MAY VOTE BY MAIL. If you properly complete and sign the accompanying proxy card and return it in the enclosed envelope, it will be voted in accordance with your instructions. The enclosed envelope requires no additional postage if mailed in the United States. If your shares are held in "street name" by a broker or other nominee, you may also be able to vote by telephone or on the Internet. Please check the voting form provided by your broker or nominee to see if such options are available to you.

    2. YOU MAY VOTE IN PERSON AT THE MEETING. If you hold your shares of record and attend the annual meeting and wish to vote in person, we will give you a ballot at the annual meeting. However, if your shares are held in the name of your broker, bank or other nominee, you will need to obtain a proxy from the institution that holds your shares indicating that you were the beneficial owner of the Company's voting stock on November 1, 2002, the record date for voting at the annual meeting. Please contact your broker or other institution directly if you would like to obtain a proxy to vote your shares directly at the annual meeting. Even if you plan to attend the annual meeting, please sign and return your proxy card to ensure that your shares are represented. If you do attend the annual meeting, any votes you cast at the meeting will supersede your proxy.

CAN I CHANGE MY VOTE AFTER I SUBMIT MY PROXY?

    Yes, you may revoke your proxy and change your vote at any time before the polls close at the annual meeting by:

    - signing another proxy with a later date;

    - giving written notice of the revocation of your proxy to the Secretary of the Company prior to the annual meeting; or

    - voting in person at the annual meeting.

HOW DOES THE BOARD OF DIRECTORS RECOMMEND I VOTE ON THE PROPOSALS?

    The board recommends that you vote:

    - "FOR" Proposal 1: the election to the board of directors of the nominees named in this proxy statement (see page 5); and

    - "FOR" Proposal 2: the ratification of the appointment of KPMG LLP as independent auditors for the Company for the year ending December 31, 2002 (see page 38).

WHAT IF I DO NOT SPECIFY HOW MY SHARES ARE TO BE VOTED?

    If you submit an executed proxy but do not indicate any voting instructions, your shares will be voted "FOR" each of the proposals set forth in this proxy statement.

WILL ANY OTHER BUSINESS BE CONDUCTED AT THE MEETING?

    The board of directors knows of no other business that will be presented at the annual meeting. If any other proposal properly comes before the stockholders for a vote at the meeting, however, the proxy holders will vote your shares in accordance with their best judgment.

HOW MANY VOTES ARE REQUIRED TO ELECT THE DIRECTOR NOMINEES?

    The affirmative vote of a plurality of the votes cast on this matter is required to elect the seven nominees as directors. This means that the seven nominees will be elected if they receive more affirmative votes than any other person. If you mark "Withhold For All" on your proxy card, your shares will not be voted with respect to the election of directors, although they will be counted for purposes of determining whether there is a quorum. If you mark the "Exceptions" box on your proxy card, your shares will not be voted for the nominees you specifically list on the line provided for "Exceptions," but your shares will be voted for the remaining nominees not so listed.

CAN I CUMULATE MY VOTES FOR THE ELECTION OF DIRECTORS?

    Each holder of shares of Common Stock is entitled to cumulate votes in the election of directors. The right to cumulate votes in an election of directors entitles a holder of shares of Common Stock to cast as many votes as he or she has shares of Common Stock multiplied by the number of directors to be elected (in this case, seven), which votes may then be allocated among the nominees in such proportion as the stockholder decides, including casting all of the votes for one nominee. If a holder of shares of Common Stock wishes to cumulate his or her votes, the proxy card should be marked, in any way that the stockholder desires, in order to: (i) indicate clearly that the stockholder is exercising the right to cumulate votes and (ii) specify how the votes are to be allocated among the nominees for director. For example, a holder of shares of Common Stock may write next to the name of each nominee for whom the stockholder desires to cast votes the number of votes to be cast for such nominee. Holders of shares of Series A Preferred Stock are not entitled to cumulate votes in the election of directors.

    Unless contrary directions are set forth on the proxy card, proxies will be voted in such manner as to elect all or as many of the nominees listed as possible. If the "For All" box is marked or no instructions are given, the named proxies will have discretionary authority to cumulate votes if they so choose and allocate votes among the nominees as they deem appropriate, including an allocation of no votes for one or more nominees. If the "Exceptions" box is checked, the named proxies will have discretionary authority to cumulate votes if they so choose and allocate votes among the nominees as they deem appropriate, except that no votes covered by such proxy shall be cast for any nominee specifically excepted by such stockholder.

WHAT HAPPENS IF A NOMINEE IS UNABLE TO STAND FOR ELECTION?

    If a nominee is unable to stand for election, the board of directors may either reduce the number of directors to be elected or cause a substitute nominee to be selected. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority.

HOW MANY VOTES ARE REQUIRED TO RATIFY THE APPOINTMENT OF THE COMPANY'S
  INDEPENDENT AUDITORS?

    The ratification of the appointment of KPMG LLP as independent auditors for the Company requires the affirmative vote of a majority of the combined voting power of the Common Stock and Series A Preferred Stock present in person or by proxy and entitled to vote as of the record date.

HOW WILL ABSTENTIONS BE TREATED?

    If you abstain from voting on one or more proposals, your shares will still be included for purposes of determining whether a quorum is present. Because directors are elected by a plurality of votes, an abstention will have no effect on the outcome of the vote and, therefore, is not offered as a voting option for Proposal 1. If you abstain from voting on Proposal 2, for which this option is available, your shares will be included in the number of shares voting on that proposal and, consequently, your abstention will have the same practical effect as a vote against the proposal.

WHO PAYS FOR THE COSTS OF SOLICITING PROXIES?

    The Company will pay the cost of soliciting proxies. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of voting stock. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies personally or by facsimile, telegraph or telephone, without additional compensation.

WHERE CAN I FIND MORE INFORMATION ABOUT THE COMPANY?

    The Company files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (also referred to in this proxy statement as the "SEC"). You may read and copy any reports or other information the Company files at the SEC's public reference room in Washington, D.C. Please call the SEC at 1-800-SEC-8330 for further information on the public reference room. You may also obtain copies of any reports or other information the Company files from the SEC by (i) faxing a request for such information to 202-628-9001, Attention: Public Reference Room or (ii) sending a request for such information via e-mail to PUBLICINFO@SEC.GOV. The Company's SEC filings are also available to the public from various commercial document retrieval services and at the Web site maintained by the SEC at HTTP://WWW.SEC.GOV.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    Except as disclosed in this proxy statement, there are no arrangements or understandings between any of the nominees and any other person pursuant to which such nominee was selected to stand for election to the board.

    Each nominee has consented to being named in this proxy statement and has agreed to serve if elected. If a nominee is unable to stand for election, the board of directors may either reduce the number of directors to be elected or cause a substitute nominee to be selected. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority.

    The following table sets forth, with respect to each director nominee, his or her name, date of birth, principal occupation and employment during the past five years, the year in which he or she first became a director of the Company, and directorships held in other public companies. For additional information regarding the nominees, see "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT," "MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS," "COMPENSATION INFORMATION," and "CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS".

    The affirmative vote of a plurality of the votes cast for a director at the annual meeting is required to elect the seven nominees as directors.

    Each person elected as a director of the Company will serve until such director's successor is duly elected and qualified, or until such director's earlier resignation or removal. Each seat on the board of directors will be up for election at each annual meeting of stockholders.

                    NAME                                         POSITION
---------------------------------------------  ---------------------------------------------
Kenneth G. Carroll...........................  Has served as a Director of On Command since
Born April 21, 1955                            May 2002. Mr. Carroll has served as Senior
                                               Vice President and Chief Financial Officer of
                                               the Company's parent, Liberty Satellite &
                                               Technology, Inc. (also referred to in this
                                               proxy statement as Liberty Satellite), since
                                               February 1995 and as its Treasurer since
                                               August 1999. Mr. Carroll is also currently
                                               Liberty Satellite's acting President. He has
                                               also served as Senior Vice President and
                                               Chief Financial Officer of Phoenixstar, Inc.
                                               since April 1998.

                    NAME                                         POSITION
---------------------------------------------  ---------------------------------------------
William R. Fitzgerald........................  Has been a Director of On Command since
Born May 20, 1957                              October 2001. Mr. Fitzgerald has served as
                                               Senior Vice President of the Company's
                                               indirect parent, Liberty Media Corporation
                                               (also referred to in this proxy statement as
                                               Liberty Media), and as Chairman of the Board
                                               of the Company's affiliate, Ascent Media
                                               Group, Inc. (also referred to in this proxy
                                               statement as Ascent Media Group), formerly
                                               known as Liberty Livewire Corporation, since
                                               August 2000, and acting Chief Executive
                                               Officer of Ascent Media Group since May 2002.
                                               Mr. Fitzgerald served as Chief Operating
                                               Officer, Operations Administration, of AT&T
                                               Broadband LLC, which was formerly known as
                                               Tele-Communications, Inc., or TCI, from
                                               August 1999 to May 2000, and Executive Vice
                                               President and Chief Operating Officer of TCI
                                               from March 1999 to August 1999. Mr.
                                               Fitzgerald served as Executive Vice President
                                               and Chief Operating Officer of TCI
                                               Communications, Inc. from November 1998 to
                                               March 1999, served as an Executive Vice
                                               President of TCI Communications from December
                                               1997 to March 1999, and served as Senior Vice
                                               President of TCI Communications from March
                                               1996 to December 1997. Mr. Fitzgerald is also
                                               a Director of Liberty Satellite and Ascent
                                               Media Group.

Paul A. Gould................................  Has been a Director of On Command since April
Born September 27, 1945                        2000. Mr. Gould has served as a Managing
                                               Director and Executive Vice President of
                                               Allen & Company Incorporated, an investment
                                               banking services company, for over five
                                               years. Mr. Gould is a Director of Liberty
                                               Media and Ampco-Pittsburgh Corporation.

                    NAME                                         POSITION
---------------------------------------------  ---------------------------------------------
Mark K. Hammond..............................  Has served as a Director of On Command since
Born September 2, 1960                         November 2002. Mr. Hammond has been Executive
                                               Vice President and Chief Financial Officer of
                                               Amerus Annuity Group, an insurance company
                                               focused exclusively in the individual annuity
                                               market, since January 2001. Mr. Hammond was
                                               Chief Financial Officer and Chief Operating
                                               Officer of Integrated Communications Systems
                                               Corporation, Inc., a start-up sales,
                                               distribution and marketing services company,
                                               from March 2000 through November 2000 and was
                                               Vice President of OrionAuto, Inc., an
                                               insurance company, from January 1999 through
                                               December 1999. Mr. Hammond worked in various
                                               positions at Deloitte & Touche LLP from 1983
                                               to 1998 with the most recent position being
                                               Audit Partner from June 1996 through December
                                               1998.

Gary S. Howard...............................  Has been Chairman of the Board of On Command
Born February 22, 1951                         since October 2001 and a Director of On
                                               Command since April 2000. Mr. Howard has
                                               served as Executive Vice President and Chief
                                               Operating Officer of Liberty Media since July
                                               1998. Mr. Howard has also served as Chairman
                                               of the Board of Liberty Satellite since
                                               August 2000, as Chief Executive Officer of
                                               Liberty Satellite from December 1996 to April
                                               2000 and as President of Liberty Satellite
                                               from February 1995 through August 1997. Mr.
                                               Howard served as Executive Vice President of
                                               Tele-Communications, Inc., or TCI (now known
                                               as AT&T Broadband LLC), from December 1997 to
                                               March 1999; as Chief Executive Officer,
                                               Chairman of the Board and a Director of TV
                                               Guide, Inc. from June 1997 to March 1999; and
                                               as President and Chief Executive Officer of
                                               TCI Ventures Group, LLC from December 1997 to
                                               March 1999. Mr. Howard is a Director of
                                               Liberty Media, Liberty Satellite, Ascent
                                               Media Group and UnitedGlobalCom, Inc.

                    NAME                                         POSITION
---------------------------------------------  ---------------------------------------------
Christopher Sophinos.........................  Has been nominated for election to the
Born January 26, 1952                          Company's board of directors at the annual
                                               meeting. Has been President of On Command
                                               since April 2001 and Chief Executive Officer
                                               since October 2001. Mr. Sophinos has also
                                               served as Senior Vice President of Liberty
                                               Satellite since April 2000. Mr. Sophinos
                                               served as President of Liberty Satellite from
                                               September 1997 to April 2000 and as Senior
                                               Vice President of Liberty Satellite from
                                               February 1996 until September 1997. Mr.
                                               Sophinos served as Senior Vice President of
                                               Primestar, Inc. from April 1998 until August
                                               1999. Mr. Sophinos served as the President of
                                               Boats Unlimited, a retail boat dealership,
                                               from November 1993 to September 1998.

J. David Wargo...............................  Has been a Director of On Command since
Born October 1, 1953                           November 1998. Mr. Wargo has served as
                                               President of Wargo & Company, Inc., a private
                                               investment company specializing in the
                                               communications industry, since 1993. Mr.
                                               Wargo is also a Director of Strayer
                                               Education, Inc. and OpenTV, Inc.

    YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

DOES ANYONE OWN MORE THAN FIVE PERCENT OF ANY CLASS OF THE COMPANY'S STOCK?

    As of September 30, 2002, 30,930,437 shares of Common Stock and 13,500 shares of Series A Preferred Stock were issued and outstanding. As of such date, 15,000 shares of Series B Preferred Stock, 10,000 shares of Series C Preferred Stock, and 60,000 shares of Series D Preferred Stock were issued and outstanding. None of the shares of Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock are entitled to vote on the matters to be voted upon at the annual meeting. To the Company's knowledge, based upon Schedules 13D or 13G filed with the SEC, the following persons were the only beneficial owners of more than five percent of the outstanding Common Stock and Series A Preferred Stock as of September 30, 2002. Under the rules of the SEC, a person's beneficial ownership includes any shares over which that person has sole or shared voting power or investment power, and also any shares over which such person has the right to acquire sole or shared voting power or investment power within 60 days through the exercise of any stock option or other right. Shares issuable upon exercise or conversion of options, warrants and convertible securities that are exercisable or convertible on or within 60 days after September 30, 2002, and upon the vesting of restricted shares, are deemed to be outstanding for the purpose of computing the percentage ownership of persons believed to beneficially own such securities, but have not been deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

                                                                         NUMBER OF
                                                                           SHARES
       NAME AND ADDRESS OF                                              BENEFICIALLY   PERCENT OF
         BENEFICIAL OWNER                     TITLE OF CLASS               OWNED       CLASS (1)
----------------------------------  ----------------------------------  ------------   ----------
Liberty Media Corporation (2)       Series A Preferred Stock                     --          --
12300 Liberty Boulevard             Common Stock                         28,475,215        71.2%
Englewood, CO 80112

Liberty Satellite &                 Series A Preferred Stock                     --          --
  Technology, Inc. (2)              Common Stock                         28,475,050        71.2%
12300 Liberty Boulevard
Englewood, CO 80112

J.P. Morgan Chase & Co. (3)         Series A Preferred Stock                     --          --
500 Stanton Christina Road          Common Stock                          2,384,896         7.7%
Newark, DE 19713

Credit Suisse First Boston (4)      Series A Preferred Stock                     --          --
11 Madison Avenue                   Common Stock                          2,255,035         7.3%
New York, NY 10010

Merrill Lynch & Co., Inc. (5)       Series A Preferred Stock                     --          --
800 Scudders Mill Road              Common Stock                          1,948,671         6.3%
Plainsboro, NJ 08536

Gary Wilson (6)                     Series A Preferred Stock                     --          --
300 Delfern Drive                   Common Stock                          1,870,000         5.7%
Los Angeles, CA 90077

Par Capital Management, Inc. (7)    Series A Preferred Stock                     --          --
One Financial Center, Suite 1600    Common Stock                          1,588,100         5.1%
Boston, MA 02111

Jerome H. Kern (8)                  Series A Preferred Stock                 13,500       100.0%
4600 S. Syracuse, Suite 1000        Common Stock                          1,350,000         4.2%
Denver, CO 80237

                                                   (FOOTNOTES ON FOLLOWING PAGE)

(FOOTNOTES FOR PRECEDING PAGE)
------------------------

(1) Based on 13,500 shares of the Series A Preferred Stock and 30,930,437 shares of the Common Stock outstanding as of September 30, 2002. The Company's Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock are not voting securities.

(2) Based upon information contained in a Schedule 13D/A jointly filed on November 1, 2002 by Liberty Media and Liberty Satellite. Includes
    (i) 1,123,792 shares of Common Stock issuable upon the exercise of currently exercisable Series A Warrants and (ii) 7,947,018 shares of Common Stock issuable upon the conversion of shares of Series D Preferred Stock. Each Series A Warrant represents the right to acquire one share of Common Stock and each share of Series D Preferred Stock is convertible into 132.4503 shares of Common Stock on or after December 31, 2002. Liberty Media owns, and has sole voting and dispositive power with respect to 165 shares of Common Stock, which represents less than 1% of the issued and outstanding shares of Common Stock. Of such 165 shares beneficially owned by Liberty Media, 40 of such shares consist of shares of Common Stock issuable upon the exercise of currently exercisable Series B Warrants. Each Series B Warrant represents the right to acquire one share of Common Stock. Liberty Media and Liberty Satellite share the voting and dispositive power with respect to 28,475,050 shares of Common Stock.

    Liberty Media acquired its equity interest in the Company upon the consummation of a transaction in March 2000 whereby Liberty Media acquired control of Ascent Entertainment Group, Inc., the Company's controlling stockholder, by means of a tender offer. On April 1, 2002, a subsidiary of Liberty Media contributed all of the shares of Ascent owned by it to Liberty Satellite, a controlled subsidiary of Liberty Media, and Liberty Satellite became a beneficial owner of (i) 19,404,240 shares of Common Stock,
    (ii) 1,123,792 Series A Warrants and (iii) 7,947,018 shares of Common Stock issuable upon the conversion of shares of Series D Preferred Stock, and other outstanding securities of Ascent which are not required to be reported in the table. By virtue of its control of Liberty Satellite, Liberty Media continues to be a beneficial owner of the above-mentioned On Command securities.

(3) Based upon information contained in a Schedule 13G filed with the SEC on February 14, 2002 by J.P. Morgan Chase & Co., and its wholly owned subsidiaries J.P. Morgan Investment Management, Inc. and Robert Fleming Holdings Inc. J.P. Morgan is the beneficial owner of 2,384,896 shares of Common Stock (sole voting power: 1,687,100, sole dispositive power:
    1,718,200 and shared voting and dispositive power: 666,696).

(4) Based upon information contained in a Schedule 13G filed with the SEC on February 14, 2002 by Credit Suisse First Boston. Credit Suisse First Boston shares voting and dispositive power over 2,255,035 shares of Common Stock with its consolidated subsidiaries to the extent that they constitute a part of Credit Suisse First Boston.

(5) Based upon information contained in a Schedule 13G filed with the SEC on February 14, 2002 by Merrill Lynch & Co., Inc. ("Merrill Lynch"), on behalf of Merrill Lynch Investment Managers. Merrill Lynch is the beneficial owner of, and shares voting and dispositive power over, 1,948,671 shares of Common Stock. Merrill Lynch is a parent holding company of Merrill Lynch Investment Managers (formerly known as Merrill Lynch Asset Management Group).

(6) Includes 1,810,000 Series C Warrants to purchase the same number of shares of Common Stock having an exercise price of $15.27 per share and options to purchase 58,000 shares of Common Stock, the Series C Warrants and the options being exercisable within 60 days after September 30, 2002. Effective as of September 18, 2002, Mr. Wilson resigned as a member of the board of directors. As a result of such resignation, Mr. Wilson's options to purchase 58,000 shares of Common Stock expire on December 18, 2002.

(7) Based upon information contained in a Schedule 13G filed with the SEC on November 1, 2001 by Par Investment Partners, L.P., Par Group, L.P. and Par Capital Management, Inc. The foregoing persons are hereinafter referred to collectively as the Par Reporting Persons. The Par Reporting Persons have sole voting and dispositive power over 1,588,100 shares of Common Stock. Par Group, L.P. and Par Capital Management, Inc. are general partners of Par Investment Partners, L.P.

(8) Mr. Kern holds 13,500 shares of Series A Preferred Stock, which are convertible, at Mr. Kern's option, into 1,350,000 shares of Common Stock.

HOW MUCH STOCK DO THE COMPANY'S DIRECTORS AND EXECUTIVE OFFICERS OWN?

    The following table sets forth information with respect to the ownership by each director and each of the named executive officers, including former directors Richard D. Goldstein, Carl E. Vogel and Gary L. Wilson, and former named executive officers Jerome H. Kern, William D. Myers, Gregory Armstrong, Jean A. DeVera, Anne Doris and Jerry Hodge, and by all directors and executive officers of the Company as a group, of shares of Common Stock and Series A Preferred Stock. In addition, the table sets forth information with respect to the ownership of such individuals of shares of Liberty Media Series A and Series B Common Stock which are equity securities of Liberty Media, and Liberty Satellite Series A Common Stock and Series B Common Stock, which are equity securities of Liberty Satellite. Liberty Satellite owns a controlling interest in the Company and Liberty Media owns a controlling interest in Liberty Satellite. All of the equity securities referenced in the table below are publicly-traded securities. Shares of Liberty Satellite Series A Common Stock and Series B Common Stock are referred to in the table as LSAT Series A and LSAT Series B, respectively.

    The following information is given as of September 30, 2002 and, in case of percentage ownership information, is based on: (i) 30,930,437 shares of Common Stock; (ii) 13,500 shares of Series A Preferred Stock, (iii) 2,373,439,500 shares of Series A Liberty Media Common Stock; (iv) 212,045,128 shares of
Series B Liberty Media Common Stock, (v) 11,078,611 shares of Series A Liberty Satellite Common Stock, and (vi) 34,765,055 shares of Series B Liberty Satellite Common Stock, in each case outstanding on that date.

    Shares issuable upon exercise or conversion of options, convertible securities and warrants that are exercisable or convertible on or within 60 days after September 30, 2002, and upon the vesting of restricted shares, are deemed to be outstanding for the purpose of computing the percentage ownership of persons believed to beneficially own such securities, but have not been deemed to be outstanding for the purpose of computing the percentage ownership of any other person. So far as is known to the Company, the persons indicated below have sole voting and investment power with respect to the shares indicated as believed to be owned by them, except as indicated in the notes to the table.

                                                                          NUMBER
                                                                        OF SHARES                     PERCENT
                                                                       BENEFICIALLY                      OF
NAME                                           TITLE OF CLASS             OWNED                        CLASS
----                                   ------------------------------  ------------                   --------
DIRECTORS:
  Kenneth G. Carroll.................  Common Stock                            --
                                       Series A Preferred Stock                --
                                       Liberty Media Series A              15,490(1)                    *
                                       Liberty Media Series B                  --
                                       LSAT Series A                       33,698(2)                    *
                                       LSAT Series B

  William R. Fitzgerald..............  Common Stock                           400                       *
                                       Series A Preferred Stock                --
                                       Liberty Media Series A             386,008(3)(4)                 *
                                       Liberty Media Series B                  --
                                       LSAT Series A                          527                       *
                                       LSAT Series B                           --

  Richard D. Goldstein...............  Common Stock                        51,200(5)                    *
                                       Series A Preferred Stock                --
                                       Liberty Media Series A                  --
                                       Liberty Media Series B                  --
                                       LSAT Series A                           --
                                       LSAT Series B                           --

                                                                          NUMBER
                                                                        OF SHARES                     PERCENT
                                                                       BENEFICIALLY                      OF
NAME                                           TITLE OF CLASS             OWNED                        CLASS
----                                   ------------------------------  ------------                   --------
  Paul A. Gould......................  Common Stock                        25,800(6)                    *
                                       Series A Preferred Stock                --
                                       Liberty Media Series A           1,514,691                       *
                                       Liberty Media Series B             600,344                       *
                                       LSAT Series A                           --
                                       LSAT Series B                           --

  Mark K. Hammond....................  Common Stock                            --
                                       Series A Preferred Stock                --
                                       Liberty Media Series A                  --
                                       Liberty Media Series B                  --
                                       LSAT Series A                           --
                                       LSAT Series B                           --

  Gary S. Howard.....................  Common Stock                           800                       *
                                       Series A Preferred Stock                --
                                       Liberty Media Series A           3,998,458(7)(8)(9)(10)(11)      *
                                       Liberty Media Series B                  --
                                       LSAT Series A                       58,272(12)                   *
                                       LSAT Series B                           --

  Peter M. Kern......................  Common Stock                        25,800(13)                   *
                                       Series A Preferred Stock                --
                                       Liberty Media Series A             175,800(14)                   *
                                       Liberty Media Series B                  --
                                       LSAT Series A                           --
                                       LSAT Series B                           --

  Christopher Sophinos...............  Common Stock                        40,000(15)                   *
                                       Series A Preferred Stock                --
                                       Liberty Media Series A               5,140(16)                   *
                                       Liberty Media Series B                  --
                                       LSAT Series A                       33,495(17)                   *
                                       LSAT Series B                           --

  Carl E. Vogel......................  Common Stock                        25,800(18)                   *
                                       Series A Preferred Stock                --
                                       Liberty Media Series A             218,400(19)                   *
                                       Liberty Media Series B                  --
                                       LSAT Series A                           --
                                       LSAT Series B                           --

  J. David Wargo.....................  Common Stock                        51,200(20)                   *
                                       Series A Preferred Stock                --
                                       Liberty Media Series A             523,121(21)                   *
                                       Liberty Media Series B               4,304                       *
                                       LSAT Series A                           --
                                       LSAT Series B                           --

                                                                          NUMBER
                                                                        OF SHARES                     PERCENT
                                                                       BENEFICIALLY                      OF
NAME                                           TITLE OF CLASS             OWNED                        CLASS
----                                   ------------------------------  ------------                   --------
  Gary L. Wilson.....................  Common Stock                     1,870,000(22)                    5.7%
                                       Series A Preferred Stock                --
                                       Liberty Media Series A                  --
                                       Liberty Media Series B                  --
                                       LSAT Series A                           --
                                       LSAT Series B                           --

NAMED EXECUTIVE OFFICERS
  Jerome H. Kern.....................  Common Stock                     1,350,000(23)                   4.18%
                                       Series A Preferred Stock            13,500(23)                    100%
                                       Liberty Media Series A             310,652(24)(25)               *
                                       Liberty Media Series B                  --
                                       LSAT Series A                       11,000(26)                   *
                                       LSAT Series B                           --

  David A. Simpson...................  Common Stock                        99,000(27)                   *
                                       Series A Preferred Stock                --
                                       Liberty Media Series A                  --
                                       Liberty Media Series B                  --
                                       LSAT Series A                           --
                                       LSAT Series B                           --

  William D. Myers...................  Common Stock                        30,000(28)                   *
                                       Series A Preferred Stock                --
                                       Liberty Media Series A              60,652(29)                   *
                                       Liberty Media Series B                  --
                                       LSAT Series A                       53,088                       *
                                       LSAT Series B                           --

  Gregory Armstrong..................  Common Stock                            --
                                       Series A Preferred Stock                --
                                       Liberty Media Series A              67,400                       *
                                       Liberty Media Series B                  --
                                       LSAT Series A                           --
                                       LSAT Series B                           --

  Jean A. DeVera.....................  Common Stock                         2,840                       *
                                       Series A Preferred Stock                --
                                       Liberty Media Series A                  --
                                       Liberty Media Series B                  --
                                       LSAT Series A                           --
                                       LSAT Series B                           --

  Anne Doris.........................  Common Stock                         2,465(30)                   *
                                       Series A Preferred Stock                --
                                       Liberty Media Series A                  --
                                       Liberty Media Series B                  --
                                       LSAT Series A                           --
                                       LSAT Series B                           --

                                                                          NUMBER
                                                                        OF SHARES                     PERCENT
                                                                       BENEFICIALLY                      OF
NAME                                           TITLE OF CLASS             OWNED                        CLASS
----                                   ------------------------------  ------------                   --------
  Jerry Hodge........................  Common Stock                            --
                                       Series A Preferred Stock                --
                                       Liberty Media Series A                  --
                                       Liberty Media Series B                  --
                                       LSAT Series A                           --
                                       LSAT Series B                           --

  All directors and executive          Common Stock                     3,605,305                      10.40%
    officers as a group (21            Series A Preferred Stock            13,500                        100%
    persons).........................  Liberty Media Series A           7,279,044                       *
                                       Liberty Media Series B             638,346                       *
                                       LSAT Series A                      156,382                       *
                                       LSAT Series B                           --

------------------------

*   Less than 1%.

(1) Includes 2,784 shares held by the Liberty 401(k) Saving Plan. Mr. Carroll's beneficial ownership of these shares is limited to his ability to direct the voting thereof pursuant to the terms of the savings plan.

(2) Assumes the exercise in full of options, in respect of the following:
    (i) options granted in tandem with SARs to acquire 10,215 shares, all of which are exercisable within 60 days after September 30, 2002; and
    (ii) stock options to purchase 10,625 shares, all of which are exercisable within 60 days after September 30, 2002. Also includes 7,500 restricted shares, none of which are currently vested.

(3) Includes vested options to purchase 346,016 shares of Series A Liberty Media Common Stock.

(4) Includes 5,224 shares held by the Liberty Media 401(k) Savings Plan.

(5) Effective as of September 3, 2002, Mr. Goldstein resigned as a member of the board of directors. Includes vested options to purchase 50,000 shares of Common Stock, which expire on December 3, 2002.

(6) Includes vested options to purchase 25,000 shares of Common Stock.

(7) Includes 582,177 restricted shares of Liberty Media Series A Common Stock held by a Grantor Retained Annuity Trust, none of which is currently vested.

(8) Includes options to purchase 2,575,431 shares of Liberty Media Series A Common Stock, which may be acquired within 60 days after September 30, 2002.

(9) Includes 40,774 shares of Liberty Media Series A Common Stock held by the Liberty Media 401(k) Savings Plan.

(10) Includes 178,000 shares of Liberty Media Series A Common Stock owned by Mr. Howard's wife, Leslie D. Howard, and held by a Grantor Retained Annuity Trust, as to which Mr. Howard has disclaimed beneficial ownership.

(11) Includes 12,308 shares Liberty Media Series A Common Stock held by the Liberty Media 401(k) Savings Plan for Mr. Howard's wife, Leslie D. Howard, as to which Mr. Howard has disclaimed beneficial ownership.

(12) Includes options to purchase 50,215 shares of Series A Liberty Satellite Common Stock, which may be acquired within 60 days of September 30, 2002.

(13) Although Mr. Kern is currently a member of the board of directors, his term as a director expires on December 20, 2002 and he is not going to stand for reelection to the board at the annual meeting. The share number assumes the exercise in full of options to purchase 25,000 shares of Common Stock, which expire on March 20, 2003.

(14) Includes vested options to purchase 124,800 shares of Series A Liberty Media Common Stock granted in tandem with stock appreciation rights.

(15) Includes vested options to purchase 40,000 shares of Common Stock.

(16) Includes 3,051 shares held by the Liberty 401(k) Savings Plan.

(17) Assumes the exercise in full of (i) stock options granted in tandem with SARs to purchase 10,000 shares, all of which are exercisable within 60 days after September 30, 2002; and (ii) stock options to purchase 10,625 shares, all of which are exercisable within 60 days after September 30, 2002. Also includes 7,500 restricted shares, none of which are currently vested.

(18) Effective as of September 24, 2002, Mr. Vogel resigned as Chairman of the Company's board of directors. The share number assumes the exercise in full of options to purchase 25,000 shares of Common Stock, which expire on December 24, 2002.

(19) On October 8, 2001, Mr. Vogel resigned as an officer of Liberty Media. The share number assumes the exercise in full of options to purchase 200,000 shares, which expired on October 8, 2002.

(20) Includes vested options to purchase 50,000 shares of Common Stock.

(21) Includes 498,758 shares of Series A Liberty Common Stock held in investment accounts managed by Mr. Wargo as to which he shares voting and investment power and as to which he disclaims beneficial ownership.

(22) See Footnote (6) to the beneficial ownership table included under the heading, "--Does anyone own more than five percent of any class of the Company's stock?" on page 10.

(23) See Footnote (8) to the beneficial ownership table included under the heading, "--Does anyone own more than five percent of any class of the Company's stock?" on page 10.

(24) Includes options to purchase 58,000 shares of Liberty Series A Common Stock, which may be acquired within 60 days after September 30, 2002.

(25) Includes 80,400 shares of Liberty Series A Common Stock held by Mr. Kern's wife, Mary Rossick Kern, as to which shares Mr. Kern has disclaimed beneficial ownership.

(26) Includes vested options to purchase 10,000 shares of Liberty Satellite Series A Common Stock granted in tandem with stock appreciation rights.

(27) Includes vested options to purchase 99,000 shares of Common Stock.

(28) Includes vested options to purchase 30,000 shares of Common Stock.

(29) Includes vested options to purchase 43,964 shares of Liberty Series A Common Stock granted in tandem with stock appreciation rights.

(30) Includes 2,465 shares of Common Stock acquired through the Company's Employee Stock Purchase Plan.

    In addition, Jerry Hodge, a former officer of the Company named in the table above, holds 50,000 shares of common stock of Digital Music Network d/b/a Instant Media Network, one of the Company's privately-held, controlled subsidiaries. Mr. Hodge's interest in Digital Music Network represents less than a 1% common equity and voting interest in Digital Music Network based on the number of shares of common stock outstanding as of September 30, 2002.

ARE THERE ANY ARRANGEMENTS WHICH MAY RESULT IN A CHANGE IN CONTROL OF THE
COMPANY?

    We know of no arrangements, including any pledge by any person of the Company's securities, the operation of which may at a subsequent date result in a change in control of the Company.

WHO ARE THE EXECUTIVE OFFICERS?

    The following lists the Company's executive officers, other than executive officers who also serve as directors of the Company and who are listed under "Proposal 1--Election of Directors," beginning on page 5. During the second quarter of 2002, William Myers resigned as an officer of the Company and Bernard
G. Dvorak became the Company's new Senior Vice President, Chief Financial Officer and Treasurer.

Bernard G. Dvorak ........................  Has been Senior Vice President, Chief Financial Officer
Born April 19, 1960                         and Treasurer of On Command since July 2002. Mr. Dvorak
                                            was Chief Executive Officer and a member of the board of
                                            directors of Formus Communications, Inc., from September
                                            2000 until June 2002, and from April 1999 until
                                            September 2000, he served as Chief Financial Officer of
                                            Formus Communications, Inc., a provider of fixed
                                            wireless services in Europe. On March 28, 2001, an
                                            involuntary petition under Chapter 7 of the United
                                            States Bankruptcy Code was filed against Formus
                                            Communications, Inc., in the United States Bankruptcy
                                            Court for the District of Colorado. From February 1998
                                            until April 1999, Mr. Dvorak was President, Chief
                                            Executive Officer and a member of the board of directors
                                            of Cordillera Communications Corp., and from February
                                            1997 until February 1998, he served as Chief Financial
                                            Officer of Cordillera Communications Corp., a
                                            specialized mobile radio operator in Latin America.

David A. Simpson .........................  Has been Senior Vice President of Research & Development
Born February 19, 1958                      and Engineering of On Command since July 2001, and
                                            Senior Vice President of Research & Development,
                                            Operations and Engineering from October 2000 until July
                                            2001. Mr. Simpson was Vice President, Operations of On
                                            Command, from July 1998 until October 2000. From January
                                            1997 until June 1998, Mr. Simpson founded HomeIntranet,
                                            Inc., a start-up venture formed to design and market an
                                            integrated residential gateway device to simplify
                                            television, voice, data and home automation.

Laurence M. Smith ........................  Has been Senior Vice President of Sales and Distribution
Born April 16, 1959                         for On Command since November 2001. From August 2001 to
                                            November 2001, Mr. Smith served as a consultant for On
                                            Command. Mr. Smith was Executive Vice President of Sales
                                            and Marketing for IntelliReady, Inc., a provider of
                                            wiring and technology for entertainment, communication
                                            and data networks, from October 2000 until June 2001,
                                            and President of Sun Valley Resources, Inc., a start-up
                                            applications service provider serving professional
                                            employment organizations, from February 2000 until
                                            October 2000. From November 1996 until January 2000, Mr.
                                            Smith was co-founder and Executive Vice President of
                                            Internet Gift Registries, Inc., an e-commerce start-up
                                            venture.

Pamela J. Strauss ........................  Has been Senior Vice President, General Counsel and
Born September 5, 1960                      Secretary of the Company since January 2002, and Vice
                                            President, General Counsel and Secretary since June
                                            2001. Ms. Strauss has also served as General Counsel of
                                            Liberty Satellite since February 2000, and Secretary of
                                            Liberty Satellite since April 2000. Ms. Strauss served
                                            as Corporate Counsel for Liberty Satellite from April
                                            1994 to April 1998, and Assistant Secretary from
                                            December 1996. Ms. Strauss has also served as Associate
                                            General Counsel for Phoenixstar, Inc. since April 1998,
                                            Secretary since July 1999 and Assistant Secretary from
                                            August 1997 to June 1999.

    Except as indicated above, there are no family relations by blood, marriage or adoption, of first cousin or closer, among the above named individuals.

    During the past five years, none of the persons named above has had any involvement in such legal proceedings as would be material to an evaluation of his or her ability or integrity.

               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

HOW OFTEN DID THE BOARD OF DIRECTORS MEET DURING 2001?

    For the year ended December 31, 2001, the Company's board of directors met eleven times. During 2001, each director other than Peter Kern attended, either in person or telephonically, at least 75% of the aggregate of the total number of board of directors meetings and the total number of meetings held by the committees of the board of directors on which they served.

ARE THERE ANY BOARD COMMITTEES?

    The board of directors has three standing committees, which are described below.

    THE EXECUTIVE COMMITTEE

    The Executive Committee may exercise all of the powers and authority of the board of directors in the management of the business and affairs of the Company, except to the extent limited by Delaware law. The Executive Committee was established and approved by the board of directors in April 2000. The Executive Committee consists of Messrs. Gould (Chairman), Fitzgerald and Howard. The Executive Committee did not meet during 2001.

    THE AUDIT COMMITTEE

    The principal responsibilities of the Audit Committee are described in the Audit Committee Charter that was adopted by the Company's board of directors and is attached as Annex A to this proxy statement. The Audit Committee reviews the scope and approach of the annual audit, the annual financial statements and the auditor's reports thereon and the auditor's comments relative to the adequacy of the Company's system of internal controls and accounting systems. The Audit Committee is also responsible for recommending to the board of directors the appointment of independent public accountants for the following year. During 2001 and thereafter until September 2002, the Audit Committee was comprised of Messrs. Wargo (Chairman), Wilson and Goldstein. On September 3, 2002 and September 18, 2002, Messrs. Goldstein and Wilson, respectively, resigned as members of the board of directors. Effective November 15, 2002, the Audit Committee is comprised of Messrs. Hammond (Chairman), Wargo and Carroll. The Audit Committee met one time in 2001.

    The Marketplace Rules of the National Association of Securities
Dealers, Inc. (which are sometimes referred to in this proxy statement as the "NASD Rules") generally require that companies listed on The Nasdaq Stock Market maintain an Audit Committee consisting of at least three independent directors. However, under exceptional and limited circumstances, NASD Rule 4350(d)(2)(B) permits Nasdaq listed companies to have one member of the Audit Committee who does not meet the definition of independent director under NASD Rule 4200(a)(14), provided that such person is not a current employee of the company nor an immediate family member of any individual who is an employee of the Company.

    During 2001, each member of the Audit Committee, comprised of Messrs. Wargo, Goldstein and Wilson, was an independent director, as defined under NASD Rule 4200(a)(14). With respect to the board's current Audit Committee, each of Messrs. Wargo and Hammond is an independent director as defined in NASD Rule 4200 (a)(14). Mr. Carroll is not an independent director as defined in such NASD Rule as he is currently an officer and employee of the Company's indirect parent, Liberty Satellite. However, the board of directors determined that the recent and unexpected resignations of Messrs. Goldstein and Wilson constitute "exceptional and limited circumstances" within the meaning of NASD Rule 4350(d)(2)(B). The board of directors further determined that it is in best interests of the Company and its stockholders to have Mr. Carroll serve on the Audit Committee on an interim basis until the Company is able to locate and appoint another willing and qualified individual who meets the independent director requirements of NASD Rule 4200(a)(14).

    THE COMPENSATION COMMITTEE

    The purpose of the Compensation Committee is to review management compensation levels and provide recommendations to the board of directors regarding salaries and other compensation for the Company's executive officers, including bonuses and incentive programs. During 2001 and thereafter until September 2002, the Compensation Committee was comprised of Messrs. Goldstein (Chairman) and Wilson. Effective November 14, 2002, the Compensation Committee is comprised of Messrs. Wargo (Chairman) and Hammond. The Compensation Committee met one time during 2001.

                             AUDIT COMMITTEE REPORT

    The Audit Committee has reviewed and discussed the Company's audited consolidated financial statements with management. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61 (SAS 61--Communication with Audit Committees), as amended, relating to the auditors' judgment about the quality of the Company's accounting principles, judgments and estimates, as applied in its financial reporting.

    The Audit Committee has received the written disclosures and the letter from the independent public accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as amended, that relates to the accountants' independence from the Company and its subsidiaries, and has discussed with the independent public accountants their independence.

    Based on the reviews and discussions referred to above, the Audit Committee recommended to the Company's board of directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the SEC.

                                          J. David Wargo

                            COMPENSATION INFORMATION

HOW ARE DIRECTORS COMPENSATED?

    In May 1997, the Company adopted a compensation plan for independent directors, providing for both a cash component and an equity component. As cash compensation for their service to the Company, each independent director receives an annual retainer of $6,000 in cash, payable quarterly, $500 for each board meeting attended, and $500 for each meeting of a committee of the board attended. Each independent director who is also a chairman of a committee of the board receives an additional annual fee of $2,000 payable quarterly.

    The equity component of such compensation plan was set forth in the 1997 Non-Employee Directors Stock Plan adopted by the board of directors and the stockholders of the Company (hereinafter referred to in this proxy statement as the "Directors Stock Plan"). Under the Directors Stock Plan, each independent director was originally granted an award of 400 shares of Common Stock and a non-qualified option to purchase 4,000 shares of Common Stock, priced at the fair market value on the date of grant, each on an annual basis effective immediately following the Company's annual stockholder meeting. Such options are exercisable as follows: 25% on the first anniversary of the date of grant, 50% on the second anniversary of the date of grant and 100% on the third anniversary of the date of grant.

    In April 1999, the board ratified and adopted an amendment to the Directors Stock Plan, which amendment was approved by the stockholders at the Company's 1999 annual stockholders meeting. Pursuant to the amendment, the independent directors would continue to receive 400 shares annually, however, the annual grant to independent directors of an option to purchase 4,000 shares of Common Stock was replaced with a one-time grant of an option to purchase 50,000 shares of Common Stock. Under the terms of the amendment, any independent director who received such an option would not be eligible to receive an additional option under the Directors Stock Plan until the fifth annual meeting after the original grant. Such options provided for vesting of 25% on the first anniversary of grant, and 25% and 50%, respectively, on the second and third anniversaries, or 100% upon a change in control of the Company. In November 1999, the board acted to provide that the acquisition of Ascent by Liberty would constitute a change in control of the Company for purposes of the Directors Stock Plan.

    In June 2000, the board adopted a further amendment to the Directors Stock Plan, which amendment was approved by the Company's stockholders in October 2000, to increase the authorized number of shares under the Plan subject to the grant of options from 296,800 to 696,800 shares.

    Since May 1997, the definition of independent director has changed, both for purposes of the Directors Stock Plan and for purposes of the cash compensation paid to independent directors. Initially, "independent director" meant a director who was not an employee of the Company or any direct or indirect parent or subsidiary of the Company. In June 2000, the board of directors changed the definition of independent director to mean a director who was not an officer or employee of the Company. This change was subsequently approved by the Company's stockholders as an amendment to the Directors Stock Plan in October 2000. Then, on May 9, 2002, the definition of the term "independent director" was changed again to mean a director who is not an employee of the Company or Liberty Media, or of any of their respective subsidiaries or affiliates, which is the current meaning of the term for both the Directors Stock Plan and the cash compensation paid by the Company to its independent directors.

    In addition to the compensation provided generally to independent directors, as described above, during the first quarter of 2002, Messrs. Goldstein and Wargo each received $60,000 for their service during 2001 and the first quarter of 2002 on a special committee formed by the board of directors.

SUMMARY COMPENSATION TABLE

    The following table is a summary of all forms of compensation paid by the Company to the officers named therein for services rendered in all capacities to the Company for the fiscal years ended December 31, 2001, 2000 and 1999 (total of eight persons).

                                                                                                SECURITIES
                                                                 OTHER ANNUAL    RESTRICTED     UNDERLYING     ALL OTHER
                                            SALARY     BONUS     COMPENSATION      STOCK       OPTIONS/SARS   COMPENSATION
NAME AND POSITION                 YEAR       ($)        ($)          ($)        AWARD(S) ($)       (#)           ($)(8)
-----------------               --------   --------   --------   ------------   ------------   ------------   ------------
Christopher Sophinos(1).......    2001     201,262     50,000          --             --         200,000             --
President and Chief               2000          --         --          --             --              --             --
Executive Officer                 1999          --         --          --             --              --             --

Jerome H. Kern(2).............    2001     254,199         --          --             --              --         31,480
Former Chairman and               2000     389,583         --          --             --              --            667
Chief Executive Officer           1999          --         --          --             --              --             --

David A. Simpson..............    2001     290,000         --          --             --              --         12,114
Senior Vice President,            2000     212,855     19,812          --             --         100,000          6,281
Research & Development and        1999     155,308         --          --             --          35,000          5,478
Engineering

William D. Myers(3)...........    2001     132,708     30,000          --             --         150,000         11,561
Former Executive Vice             2000          --         --          --             --              --             --
President, Chief Financial        1999          --         --          --             --              --             --
Officer and Treasurer

Gregory Armstrong(4)..........    2001     290,000         --          --             --         150,000         11,567
Former Executive Vice             2000      84,583         --          --             --              --             --
President and Chief Operating     1999          --         --          --             --              --             --
Officer

Jean A. DeVera(5).............    2001     137,502         --          --             --              --        309,101
Former Senior Vice                2000     291,294     67,475          --             --              --          6,475
President, Sales                  1999     178,000     38,000          --             --          50,000          5,790

Anne Doris(6).................    2001     192,307         --          --             --         100,000         22,168
Former Senior Vice                2000          --         --          --             --              --             --
President, Marketing and          1999          --         --          --             --              --             --
Programming

Jerry Hodge(7)................    2001     235,240    100,000          --             --              --         90,284
Former Senior Vice President--    2000          --         --          --             --              --             --
On Command Chief Executive        1999          --         --          --             --              --             --
Officer of Casino and Gaming
Division

------------------------------

(1) Mr. Sophinos became President of the Company on April 27, 2001. Although Mr. Sophinos has continued to perform duties as an officer of Liberty Satellite, Mr. Sophinos has devoted substantially all of his time to the Company since April 27, 2001. As such, the Company was responsible for Mr. Sophinos' compensation from May 1, 2001 through December 31, 2001, and the 2001 compensation in the table represents the amount paid to reimburse Liberty Satellite for Mr. Sophinos' compensation for the eight months ended December 31, 2001.

(2) Mr. Kern became Chief Executive Officer and Chairman of the Board of Directors on April 1, 2000. Accordingly, the 2000 compensation information included in the table represents nine months of employment. Mr. Kern resigned as Chief Executive officer on April 27, 2001 and as Chairman on June 1, 2001. Accordingly, the 2001 compensation information included in the table represents five months of employment.

(3) Mr. Myers became Executive Vice President, Chief Financial Officer and Treasurer on June 1, 2001. Accordingly, the compensation information included in the table represents seven months of employment. Mr. Myers resigned from the Company on June 7, 2002.

(4) Mr. Armstrong became Senior Vice President for International and Special Projects in September 2000. Accordingly, the 2000 compensation information included in the table represents three and one-half months of employment. Mr. Armstrong resigned from the Company on December 31, 2001.

(5) Ms. DeVera's employment with the Company terminated on May 31, 2001. Accordingly, the 2001 compensation information included in the table represents five months of employment.

(6) Ms. Doris became Senior Vice President, Marketing and Programming in
    March 2001. Accordingly, the 2001 compensation information included in the table represents nine and one half months of employment. Ms. Doris' employment with the Company terminated on January 2, 2002.

(7) Mr. Hodge's employment with the Company terminated on September 30, 2001. Accordingly, the 2001 compensation information included in the table represents nine months of employment. Mr. Hodge received a one-time $100,000 payment in February 2001 as a part of his hiring package.

(8) For 2001, other compensation includes: (i) contributions by the Company on behalf of the executives to the On Command 401(k) Plan; (ii) life insurance premiums for policies in excess of $50,000 face value; and (iii) all severance and final payout of accumulated paid time-off for the named executive officers whose employment with the Company ended during 2001. For 2000 and 1999, the other compensation amounts include the Company's matching contributions to the On Command 401(k) Plan and insurance premiums paid by the Company. The On Command 401(k) Plan provides employees with an opportunity to save for retirement by contributing up to 15% of their eligible earnings in several different mutual funds. The Company, by annual resolution of the board of directors, generally contributes up to 50% of the amount contributed by the employee up to a maximum matching contribution of 4%. Participant contributions to the On Command 401(k) Plan are fully vested upon contribution. Details of other compensation for 2001 are summarized below:

                                                           YEAR ENDED DECEMBER 31, 2001
                                       ---------------------------------------------------------------------
                                       COMPANY MATCH OF                           SEVERANCE AND
                                            401(K)         INSURANCE PREMIUMS      ACCUMULATED
NAME                                     CONTRIBUTION        PAID BY COMPANY      PAID TIME-OFF      TOTAL
----                                   -----------------   -------------------   ----------------   --------
Christopher Sophinos.................       $    --              $   --              $     --       $     --
Jerome H. Kern.......................            --                 807                30,673         31,480
David A. Simpson.....................        10,500               1,614                    --         12,114
William D. Myers.....................        10,500               1,061                    --         11,561
Gregory Armstrong....................         9,953               1,614                    --         11,567
Jean A. DeVera.......................        10,500                 673               297,928        309,101
Anne Doris...........................        10,500               1,211                10,457         22,168
Jerry Hodge..........................         9,953               1,076                79,255         90,284

OPTION GRANTS IN LAST FISCAL YEAR

    The following table discloses information regarding stock options granted during the year ended December 31, 2001, to each of the executive officers of the Company named in the Summary Compensation Table above in respect of shares of Common Stock under the Company's Amended and Restated 1996 Key Employee Stock Plan.

                                          INDIVIDUAL GRANTS
                                   --------------------------------
                                     NUMBER OF
                                    SECURITIES     PERCENT OF TOTAL
                                    UNDERLYING     OPTIONS GRANTED    EXERCISE OR                      GRANT DATE
                                      OPTIONS        TO EMPLOYEES      BASE PRICE    EXPIRATION         PRESENT
                                   GRANTED(#)(1)      IN 2001(2)      ($/SHARE)(3)      DATE          VALUE ($)(4)
                                   -------------   ----------------   ------------   ----------       ------------
Chris Sophinos...................     200,000             16%           $5.7950         6/5/11          $748,000
William D. Myers.................     150,000             12%           $5.7950         6/5/11(5)       $561,000
Anne Doris.......................     100,000              8%           $7.5000        3/13/11(6)       $420,000
Jerry Hodge......................     150,000             12%           $9.7500        3/13/11(7)       $573,000

------------------------

(1) The options expire ten years from grant date and vest 20% annually over five years.

(2) The total number of options granted to On Command employees in 2001 was 1,267,000.

(3) Represents the closing market price per share of the Common Stock on the date of the grant.

(4) The value shown is based upon the Black-Scholes model and is stated in current annualized dollars on a present value basis. The key assumptions used in the model for purposes of this calculation include the following:
    (a) a discount rate equal to the one-year Treasury Bill rate at the date of grant; (b) a 71.8% volatility factor; (c) a five-year option term; (d) the closing price of Common Stock on the date of grant; and (e) an expected dividend rate of zero. The actual value realized will depend on the extent to which the stock price exceeds the exercise price on the date the option is exercised. Accordingly, the realized value, if any, will not necessarily be the value determined by the model.

(5) Mr. Myers' unvested options on 120,000 shares of Common Stock expired on June 7, 2002, in connection with his resignation from the Company. The 30,000 of vested options expire on September 7, 2004 pursuant to the terms of a consulting arrangement Mr. Myers has with the Company. For a more detailed discussion of this arrangement, see "Certain Relationships and Related Party Transactions--Consulting Arrangement with William D. Myers," beginning on page 27.

(6) Ms. Doris' options expired on January 2, 2002 in connection with the termination of her employment.

(7) Mr. Hodge's options expired on September 30, 2001 in connection with the termination of his employment.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

    The following table provides, for the executives named in the Summary Compensation Table above, information on (i) the exercise during the year ended December 31, 2001 of options with respect to shares of Common Stock, (ii) the number of shares of Common Stock represented by unexercised options owned by them at December 31, 2001, and (iii) the value of those options as of the same date.

                                                            NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                           UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                             OPTIONS AT 12/31/01           OPTIONS AT 12/31/01
                              SHARES                     ---------------------------   ---------------------------
                            ACQUIRED ON      VALUE       EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                             EXERCISE     REALIZED ($)       (#)            (#)            ($)            ($)
                            -----------   ------------   -----------   -------------   -----------   -------------
Christopher Sophinos......        --             --             --        200,000        $   --         $   --
Jerome H. Kern............        --             --             --             --        $   --         $   --
David A. Simpson..........        --             --         73,000         92,000        $   --         $   --
William D. Myers(1).......        --             --             --        150,000        $   --         $   --
Gregory Armstrong(2)......        --             --             --             --        $   --         $   --
Jean A. DeVera(3).........        --             --        110,000             --        $   --         $   --
Anne Doris(4).............        --             --             --        100,000        $   --         $   --
Jerry Hodge...............        --             --             --             --        $   --         $   --

------------------------

(1) Mr. Myers' unvested options on 120,000 shares expired on June 7, 2002, in connection with his resignation from the Company.

(2) Mr. Armstrong's options expired on December 31, 2001, and March 31, 2002, in connection with his resignation from the Company.

(3) Ms. DeVera's options expired on May 31, 2002, in connection with the termination of her employment.

(4) Ms. Doris' options expired on January 2, 2002, in connection with the termination of her employment.

DOES THE COMPANY HAVE ANY TERMINATION OR SEVERANCE AGREEMENTS WITH ANY OF ITS FORMER DIRECTORS OR NAMED EXECUTIVE OFFICERS?

    SEPARATION AND RELEASE AGREEMENT OF JEROME H. KERN

    Pursuant to a Separation and Release Agreement dated as of April 25, 2001 between Jerome H. Kern and the Company, the employment of Mr. Kern with the Company and its subsidiaries was terminated on April 27, 2001. Mr. Kern continued to serve as Chairman of the Board of Directors of the Company until June 1, 2001 (the "Termination Date"). Until the Termination Date, Mr. Kern was paid his regular salary and remained eligible to receive all employment benefits to which he was then entitled. Other than as required by COBRA, all employment benefits provided to Mr. Kern terminated on the Termination Date. Pursuant to the terms of that certain Stock Purchase and Loan Agreement dated as of August 8, 2000 between the Company and Mr. Kern (the "Stock Purchase Agreement"), whereby Mr. Kern purchased 13,500 shares of Series A Preferred Stock, the Company had a right to repurchase such shares upon the termination of Mr. Kern's employment with the Company and its subsidiaries. The Company waived this repurchase right under the terms of the Separation and Release Agreement. The Stock Purchase Agreement was amended, however, to provide that to the extent Mr. Kern had the right to vote any shares of stock acquired pursuant to such agreement as a separate class, Mr. Kern would cause such shares to be voted in the manner recommended by the Company's Board of Directors. See "Certain Relationships and Related Party Transactions--Transactions with Jerome H. Kern" beginning on page 28 for a further discussion of the terms of the Stock Purchase Agreement. As part of the Separation and Release Agreement, Mr. Kern agreed to release the Company and certain related entities and individuals, and the Company agreed to release Mr. Kern, from any and all causes of action, claims, charges, demands, losses, damages, costs, attorneys' fees, judgments, liens, indebtedness and liabilities of every kind and character, except for claims arising from a breach by the other party of its obligations under the Separation and Release Agreement and certain claims for indemnification by Mr. Kern.

    WAIVER AND RELEASE AGREEMENT OF JEAN A. DEVERA

    On May 31, 2001, the employment of Jean A. DeVera was terminated by the Company. Ms. DeVera held the title of Senior Vice President, Sales with the Company at the time of her termination. On June 6, 2001, Ms. DeVera executed a Waiver and Release Agreement pursuant to which the Company agreed to pay her $275,000 less applicable tax withholding on or before 21 days following the execution of such agreement in consideration for the release of the Company and certain related entities and individuals from any and all causes of action, claims, charges, demands, losses, damages, costs, attorneys' fees and liabilities of any kind. All stock options held by Ms. DeVera became exercisable on the date of her termination and terminated on May 31, 2002.

THE EXECUTIVE SEVERANCE PAY PLAN

    On May 1, 2002, the Company adopted the 2002 Executive Severance Pay Plan. Employees eligible to participate under the Executive Severance Pay Plan include the Company's Senior Vice Presidents, Executive Vice Presidents, President and Chief Executive Officer. Under the Executive Severance Pay Plan, an eligible employee may receive certain payments and benefits in the event such employee's employment (i) is terminated by the Company as a result of a layoff, reduction in force, or as part of a corporate transaction involving the Company where the employee is not offered comparable employment with the entity involved in the corporate transaction with the Company, or (ii) is terminated by the employee for good reason. A termination of employment by the employee will be considered "good reason" if the employee terminates his or her employment because the employee is relocated by the Company or a successor-in-interest to the Company to a primary job location more than 50 miles from the employee's prior job location with the Company or because the employee's base wage rate is reduced by any amount. The plan administrator has the sole discretion to determine whether these conditions are met.

    Under the Executive Severance Pay Plan, if an executed waiver and release agreement is delivered by the eligible employee to the Company within the period specified by the Company, eligible employees are entitled to salary continuation as follows:

           TITLE OF ELIGIBLE EMPLOYEE             PERIOD OF COMPENSATION
------------------------------------------------  ----------------------
Senior Vice President                                12 months
Executive Vice President                             18 months
President or Chief Executive Officer                 24 months

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION
  DECISIONS

    The current members of the Compensation Committee of the board of directors are Messrs. J. David Wargo (Chairman) and Mark K. Hammond. Messrs. Goldstein and Wilson served as members of the Compensation Committee during 2001 and thereafter until their resignations as members of the board of directors in September 2002. No member of the Company's Compensation Committee during 2001 nor any member of the current Compensation Committee is or was an officer in the Company or any of its affiliates.

                 COMPENSATION REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee is composed entirely of non-employee directors and is responsible for developing and making recommendations to the board of directors with respect to the Company's executive compensation policies and practices. In addition, the Compensation Committee determines the compensation to be paid to the Chief Executive Officer and each of the other executive officers. The Compensation Committee is currently composed of two directors, J. David Wargo (Chairman) and Mark K. Hammond.

    The report on executive compensation is generally provided by the members of the Compensation Committee. However, since the members of the Compensation Committee during 2001 are no longer members of the Company's board of directors, the following compensation report is being made by those current members of the Company's board of directors who were directors during 2001 and who participated in certain executive compensation decisions covered by this report.

COMPENSATION PHILOSOPHY

    The philosophy of the Company's compensation program is, generally, to provide a performance-based executive compensation program that rewards executives whose efforts enable the Company to achieve its business objectives and enhance stockholder value. Specifically, the Company's executive compensation program has been designed to provide an overall level of compensation opportunity that is competitive within the telecommunications industry. The Compensation Committee uses its discretion to set individual executive compensation levels warranted in its judgment by market practice, Company performance and individual performance, thereby enabling the Company to attract, motivate, reward and retain individuals who possess the skills, experience and talents necessary to advance the Company's growth and financial performance.

    The compensation of the Company's executive officers, including the executive officers named in the Summary Compensation Table above, is comprised of three elements: base salary, annual cash bonus and stock options.

    BASE SALARY. Base salary is the primary mechanism used to compensate executives for their management responsibilities. Base salaries are determined by evaluating the responsibilities of the position, the experience and knowledge of the individual, the contribution of the individual to the Company's achievements during the prior year and the competitive marketplace for executive talent. The Chief Executive Officer recommends annual salary adjustments for executive officers after consideration of these factors. The Chief Executive Officer's recommendations are considered by the Compensation Committee in determining executive officers' annual salary levels. The annual salary of the Chief Executive Officer is determined by the Compensation Committee with input from the Board of Directors.

    ANNUAL BONUS. From time to time, the Company pays annual performance bonuses to its executive officers, depending upon individual and overall company performance. The Compensation Committee will generally meet at the beginning of the year to approve specific performance measures and goals based upon the business plan for that year and at the conclusion of the year to compare actual achievements against these goals. None of the Company's executive officers received a performance bonus in 2001.

    STOCK OPTIONS. Stock options provide an incentive for retention of executive talent and the creation of stockholder value in the long term since their full benefits cannot be realized unless the price of the Company's stock appreciates over a specified number of years and the executive continues to perform services for the Company. The Compensation Committee believes that stock options serve as an important component of compensation by closely aligning management's interest and actions with those of the Company's stockholders.

COMPENSATION OF THE EXECUTIVE OFFICERS

    The Compensation Committee believes that the 2001 compensation of the Company's executive officers was reasonable in view of the Company's performance and the contribution of those officers to that performance.

CHIEF EXECUTIVE OFFICER COMPENSATION

    Mr. Kern served as Chairman and Chief Executive Officer from April 2000 until he resigned as Chief Executive Officer in April 2001 and as Chairman in June 2001. During this period, he did not have an employment contract.
Mr. Kern's base salary for the year ended December 31, 2001 was $520,000 per year, and the remaining components of Mr. Kern's compensation for that the year, which amounted to an additional $31,480, consisted of premiums paid for life insurance policies and the accumulated "paid time-off" received by him upon his resignation as an officer of the Company. The Compensation Committee based
Mr. Kern's compensation for the year ended December 31, 2001 primarily on his experience, his professional accomplishments and the Compensation Committee's then perception of compensation paid to officers with similar responsibilities in the Company's industry, and was also based on the Committee's evaluation of the Company's performance.

    Chris Sophinos became President of the Company on April 27, 2001, and Chief Executive Officer on October 25, 2001. Although Mr. Sophinos continued to perform duties as an officer of Liberty Satellite through 2001, Mr. Sophinos has devoted substantially all of his time to the Company since April 27, 2001. As such, the Company was responsible for Mr. Sophinos' compensation from May 1, 2001 through December 31, 2001. The Company reimbursed Liberty Satellite $201,262 for Mr. Sophinos' compensation for the eight months ended December 31, 2001. The remaining components of Mr. Sophinos compensation for the year ended December 31, 2001 consisted of a grant of 200,000 options to purchase Common Stock and a bonus of $50,000. Mr. Sophinos' base salary for the year ended December 31, 2001 was initially based on the salary paid to him by Liberty Satellite. In June 2001, the board of directors ratified the salary that was being paid to Mr. Sophinos by Liberty Satellite, and also approved the aforementioned option grant and $50,000 bonus as part of his compensation. The option and bonus components of Mr. Sophinos' compensation were added because the board anticipated that the demands placed on Mr. Sophinos as the Company's President would be more significant than the demands placed on him as an officer of Liberty Satellite, and that he would be required to put forth more time and effort to perform his duties as the Company's President than what was, and would be, required of him as an officer of Liberty Satellite. In October 2001, the Compensation Committee approved an increase in Mr. Sophinos' base salary in connection with his appointment as Chief Executive Officer based on the additional responsibilities inherent with this title, the Compensation Committee's objective of having his base salary remain competitive with salaries being paid to similarly situated chief executive officers, as well as the Committee's evaluation of the Company's performance.

SECTION 162 OF THE INTERNAL REVENUE CODE

    In adopting and administering executive compensation plans and arrangements, the Compensation Committee will consider whether the deductibility of such compensation will be limited under Section 162(m) of the Internal Revenue Code, as amended, and, in appropriate cases, may serve to structure arrangements so that any such limitation will not apply.

                                        Paul A. Gould
                                        Gary S. Howard
                                        Peter M. Kern
                                        J. David Wargo

STOCK PERFORMANCE GRAPH

    The following graph compares the yearly percentage change in the cumulative total shareholder return on the Common Stock during the five years ended December 31, 2001, with (a) the cumulative total return on the Nasdaq Index and
(b) the cumulative total return on the Nasdaq Telecommunications Index. The comparison assumes $100 was invested in Common Stock on December 31, 1996, and the two stock indices and assumes reinvestment of dividends.

                  COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
    ON COMMAND CORPORATION, NASDAQ INDEX AND NASDAQ TELECOMMUNICATIONS INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

          ON COMMAND  NASDAQ INDEX  NASDAQ TELECOMMUNICATIONS INDEX
12/31/96        $100          $100                             $100
12/31/97         $80          $122                             $142
12/31/98         $57          $170                             $232
12/31/99        $117          $315                             $470
12/31/00         $55          $191                             $215
12/31/01         $19          $151                             $110

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

EXECUTIVE OFFICER LOANS

    On August 3, 1998, the Company loaned a Senior Vice President of the Company $175,000 in connection with such Senior Vice President's relocation. The loan bears interest at an annual interest rate of 6.34%. Interest accrues annually but is not payable by the Senior Vice President until the last payment is made on the loan in accordance with the terms of the loan agreement. All principal amounts due under the loan are to be paid in three equal payments on December 31, 2002, 2003 and 2004. If the Senior Vice President is terminated without cause, all outstanding principal and accrued but unpaid interest remain due under this payment schedule. If the Senior Vice President resigns from the Company or is terminated for cause, all outstanding principal and accrued but unpaid interest is due and owing 30 days after the Senior Vice President's last day of employment. As of October 31, 2002, the outstanding balance on the loan to the Senior Vice President, including accrued interest, was approximately $204,586.65.

EXPENSE ALLOCATIONS FROM LIBERTY MEDIA

    Subsequent to Liberty Media's acquisition of Ascent in March of 2000, Liberty Media and Ascent have allocated certain general and administrative expenses (including portions of the salaries of certain employees) to the Company. Although there are no written agreements with Liberty Media and Ascent for these allocations, the Company believes the amounts to be reasonable. Allocations from Liberty Media and Ascent aggregated to approximately $900,000 during 2001. In addition, the Company reimburses Liberty Media and Ascent for certain expenses paid by Liberty Media and Ascent on behalf of the Company. Amounts owned to Liberty Media and Ascent pursuant to these arrangements totaled $711,000 at December 31, 2001 and are non-interest bearing.

EXPENSE ALLOCATIONS FROM LIBERTY SATELLITE

    During the second quarter of 2001, three employees of Liberty Satellite began performing duties for the Company. Accordingly, during 2001, portions of the salaries and related benefits of such employees and certain other administrative costs were allocated to the Company by Liberty Satellite, which amounted to $408,000. Effective January 1, 2002, the Company began paying the compensation of such employees. Certain of the management fees paid by the Company to Liberty Satellite are actually for services provided by Liberty Media. As such, when these fees are paid by the Company to Liberty Satellite, Liberty Satellite subsequently pays such fees to Liberty Media.

SATELLITE TRANSPORT AGREEMENT WITH ASCENT MEDIA GROUP

    Effective October 1, 2002, On Command Video Corporation, a wholly owned subsidiary of the Company, entered into a short term arrangement with Ascent Media Group, a controlled subsidiary of Liberty Media, pursuant to which Ascent Media Group is to supply On Command Video with encryption, packaging and satellite transport services at a cost to On Command Video of $30,000 per month. On Command Video is utilizing the services to test the satellite delivery of content updates to various hotels. The term of the arrangement ends on January 31, 2003, but the parties expect to enter into a long term agreement which will be effective upon the completion of the test.

CONSULTING ARRANGEMENT WITH WILLIAM D. MYERS

    William D. Myers was the Company's Senior Vice President, Chief Financial Officer and Treasurer until June 7, 2002 when he resigned as an officer of the Company. On June 5, 2001, Mr. Myers received a option grant of 150,000 shares of Common Stock. The terms of the Option Agreement pursuant to which such option was granted provided, among other things, (i) for a five-year vesting period for the options with the first 20% vesting on the first anniversary date of the grant and (ii) for the termination of the option three months after the termination of Mr. Myers' employment with the Company. On June 5, 2002, the option vested with respect to 30,000 shares of Common Stock and based upon Mr. Myers' resignation on June 7, 2002, these vested options were to terminate on September 5, 2002; Mr. Myers' unvested options under the option grant terminated on June, 7, 2002. Rather than having Mr. Myers' vested options terminate on September 5, 2002, effective August 15, 2002, the Company entered into an arrangement with Mr. Myers, whereby Mr. Myers has agreed to provide up to 80 hours of consulting services to the Company during the period commencing June 8, 2002 and ending September 8, 2004. In exchange therefor, the Company has agreed to amend the Option Agreement to provide an extension of the termination date with respect to the 30,000 vested options to September 7, 2004.

TRANSACTIONS WITH JEROME H. KERN

    AIRPLANE USAGE. The Company had made arrangements for the use of an airplane owned by a limited liability company of which Jerome H. Kern, the Company's former Chairman and Chief Executive Officer, is the sole member. When that airplane was used for purposes related to the conduct of the Company's business, the Company reimbursed the limited liability company for such use at market rates. The aggregate amount paid for this service during the year ended December 31, 2001, was approximately $190,000. This arrangement was terminated in June 2001.

    SERIES A PREFERRED STOCK AND THE SECURED NOTE. On August 8, 2000, the Company and Mr. Kern entered into a Stock Purchase Agreement pursuant to which the Company issued 13,500 shares of Series A Preferred Stock to Mr. Kern in exchange for a $21,080,000 promissory note and a $13,500 cash payment. The promissory note is secured by the Series A Preferred Stock or proceeds thereon; Mr. Kern's personal obligations under such promissory note are limited. The note, which may not be prepaid, is due and payable on August 1, 2005, and interest on the note accrues at a rate of 7% per annum, compounded quarterly. As of September 30, 2002, the outstanding balance on the loan to Mr. Kern, including accrued interest, was approximately $24,455,591.76. The payment of principal of and interest on the promissory note is secured by a pledge of the 13,500 shares of Series A Preferred Stock issued to Mr. Kern, and any proceeds thereof, pursuant to the terms of a Pledge and Security Agreement, dated
August 10, 2000 (hereinafter referred to in this proxy statement as the "Pledge and Security Agreement"), between the Company and Mr. Kern.

    In addition, the Stock Purchase Agreement and the Pledge and Security Agreement contain certain restrictions on Mr. Kern's ability to sell, exchange or otherwise dispose of, or grant any option or other right with respect to, or create or suffer any lien or other encumbrance on, any of the collateral under the Pledge and Security Agreement, including the shares of Series A Preferred Stock issued to Mr. Kern or shares of Common Stock issued upon conversion thereof, with certain exceptions. In addition, the shares of Series A Preferred Stock issued to Mr. Kern are "restricted securities" within the meaning of Rule 144 under the Securities Act, and accordingly may not be sold, transferred or otherwise disposed of unless such sale, transfer or other disposition is effected pursuant to an effective registration statement under the Securities Act or pursuant to a valid exemption from the registration requirements of the Securities Act.

    Pursuant to the terms of the Certificate of Designations for the Series A Preferred Stock, each share of Series A Preferred Stock may be converted at any time, at the option of the holder, into 100 shares of Common Stock (subject to certain customary adjustments). Shares of Series A Preferred Stock will participate in any dividends or distributions on the Common Stock on an as-converted basis, but otherwise are not entitled to receive any regular dividends. Shares of Series A Preferred Stock are entitled to a preference on liquidation equal to $.01 per share, and thereafter will participate with the shares of Common Stock in any liquidating distributions on an as-converted basis. Shares of Series A Preferred Stock vote together with the Common Stock on all matters presented to a vote of the stockholders of the Company, and holders of Series A Preferred Stock are entitled to one vote per share of Series A Preferred Stock held. Pursuant to the terms of the Stock Purchase Agreement, Mr. Kern has agreed that if the shares of Series A Preferred Stock held by him become entitled to vote as a separate class on any matter presented to the stockholders of the Company he will cause such shares of Series A Preferred Stock to be voted for or against such matter in the same proportion as the holders of shares of Common Stock vote upon such matter. Furthermore, the Stock Purchase Agreement was amended to provide that to the extent Mr. Kern had the right to vote any shares of stock acquired pursuant to such agreement as a separate class, Mr. Kern would cause such shares to be voted in the manner recommended by the Company's board of directors.

    The Stock Purchase Agreement provides that Mr. Kern and the Company will enter into a mutually acceptable registration rights agreement having customary terms and conditions and providing Mr. Kern with two demand registration rights (each of which may be a "shelf" registration) in respect of shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock, but will not provide any rights to participate in registrations initiated by the Company or others. The initial terms of the Stock Purchase Agreement provided the Company with the right to repurchase all or a specified portion (depending upon the date on which Mr. Kern's employment is terminated) of the shares of Series A Preferred Stock, or shares of Common Stock issued upon conversion thereof, for a purchase price that is equivalent to the amount of Mr. Kern's indebtedness related thereto under the promissory note, if Mr. Kern's employment with the Company is terminated before April 6, 2005. In connection with the termination of Mr. Kern's employment with the Company, however, the Company waived this right to repurchase these shares. See "--Does the Company have any termination or severance agreements with any of its former directors or named executive officers?--Separation and Release Agreement of Jerome H. Kern," beginning on page 23 for a further discussion of the severance arrangements between the Company and Mr. Kern.

ISSUANCE OF SERIES B PREFERRED STOCK TO ASCENT

    On March 5, 2001, the Company issued 15,000 shares of the Company's Cumulative Redeemable Preferred Stock, Series B, par value $.01 per share ("Series B Preferred Stock"), to Ascent in consideration of $15,000,000 in cash, pursuant to a Preferred Stock Purchase Agreement, dated March 5, 2001 (the "Series B Purchase Agreement"), between the Company and Ascent.

    The liquidation preference (the "Series B Liquidation Preference") of each share of the Series B Preferred Stock as of any date of determination is equal to the sum of (a) the stated value per share of $1,000, plus (b) an amount equal to all dividends accrued on such share which have been added to and remain a part of the Series B Liquidation Preference as of such date, plus (c) for purposes of the liquidation and redemption provisions of the Series B Preferred Stock, an amount equal to all unpaid dividends accrued on the sum of the amounts specified in clauses (a) and (b) above during the period from and including the immediately preceding dividend payment date to but excluding the date in question. At September 30, 2002, the Series B Liquidation Preference amounted to $18,114,841.

    The holders of Series B Preferred Stock are entitled to receive cumulative dividends, when and as declared by the Company, in preference to dividends on junior securities, including the Common Stock and the Series A Preferred Stock. Dividends accrue on the Series B Preferred Stock on a daily basis at the rate of 8.5% per annum of the Series B Liquidation Preference from and including
March 5, 2001 to but excluding April 15, 2001 and at the rate of 12% per annum of the Series B Liquidation Preference from and including April 15, 2001 to but excluding the date on which the Series B Liquidation Preference is made available pursuant to a redemption of the Series B Preferred Stock or a liquidation of the Company. Accrued dividends are payable monthly, commencing on April 15, 2001, in cash. Dividends not paid on any dividend payment date are added to the Series B Liquidation Preference on such date and remain a part of the Series B Liquidation Preference until such dividends are paid. Dividends added to the Series B Liquidation Preference shall accrue dividends on a daily basis at the rate of 12% per annum. Accrued dividends not paid as provided above on any dividend payment date accumulate and such accumulated unpaid dividends may be declared and paid at any time without reference to any regular dividend payment date, to holders of record of Series B Preferred Stock as of a special record date fixed by the Company. Subject to certain specified exceptions, the Company is prohibited from paying dividends on any parity securities or any junior securities (including the Common Stock) during any period in which the Company is in arrears with respect to payment of dividends on Series B Preferred Stock.

    Upon any liquidation, dissolution or winding up of the Company, the holders of Series B Preferred Stock are entitled to receive from the assets of the Company available for distribution to stockholders an amount in cash per share equal to the Series B Liquidation Preference of a share of Series B Preferred Stock, after payment is made on any senior securities and before any distribution or payment is made on any junior securities, which payment will be made ratably among the holders of Series B Preferred Stock and the holders of any parity securities. The holders of Series B Preferred Stock will be entitled to no other or further distribution of or participation in the remaining assets of the Company after receiving the Series B Liquidation Preference per share. Series B Preferred Stock is not convertible into any other security of the company.

    Shares of Series B Preferred Stock are redeemable at the option of the Company at any time after March 5, 2001 at a redemption price per share payable in cash equal to the Series B Liquidation Preference of such share on the redemption date. Any redemptions by the Company are required to be made pro rata if less than all shares of Series B Preferred stock are to be redeemed.

    At any time on or after April 15, 2001, or prior to that date, if certain events of bankruptcy occur and are continuing, any holder of Series B Preferred Stock has the right to require the Company to redeem all or any portion of such holder's shares for a redemption price per share payable in cash equal to the Series B Liquidation Preference of that share on the redemption date. The Company will redeem shares at the option of the holder out of funds that are legally available for that purpose and not restricted pursuant to the Credit Agreement, dated as of July 18, 2000, as amended, among the Company and the lenders and other parties signatory thereto, as may be amended or modified from time to time (the "Credit Agreement"). If the legally available funds are insufficient for that purpose, the Company will redeem the maximum number possible of the shares requested to be redeemed on the redemption date and will redeem the balance of such shares as additional funds become legally available.

    If and so long as the Company fails to redeem all shares of Series B Preferred Stock required to be redeemed on a particular redemption date, the Company may not redeem or discharge any sinking fund obligation with respect to any shares of Series B Preferred Stock or any parity securities or junior securities or pay any dividends on any junior securities, and neither the Company nor any of its subsidiaries may purchase or otherwise acquire any shares of Series B Preferred Stock, parity securities or junior securities unless all shares of Series B Preferred Stock required to be redeemed are redeemed. The foregoing prohibitions do not apply to certain purchase or exchange offers made to all holders of Series B Preferred Stock.

    Series B Preferred Stock will not rank junior to any other capital stock of the Company in respect of rights of redemption or rights to receive dividends or liquidating distributions. The Company may not issue any senior securities without the consent of the holders of at least 66 2/3% of the number of shares of Series B Preferred Stock then outstanding.

    Holders of Series B Preferred Stock are not entitled to vote on any matters submitted to a vote of the stockholders of the Company, except as required by law and except that without the consent of the holders of at least 66 2/3% of the number of shares of Series B Preferred Stock then outstanding, the Company may not take any action, including by merger, to amend any of the provisions of the certificate of designations of the Series B Preferred Stock (the "Certificate of Designations") or amend any of the provisions of the Restated Certificate of Incorporation of the Company so as to adversely affect any preference or right of the Series B Preferred Stock.

    Any provision of the Certificate of Designations which, for the benefit of the holders of Series B Preferred Stock, prohibits, limits or restricts actions by, or imposes obligations on, the Company may be waived in whole or in part by the affirmative vote or with the consent of the holders of record of at least 66 2/3% of the number of shares of Series B Preferred Stock then outstanding.

    Holders of Series B Preferred Stock do not have any preemptive right to purchase any class of securities that may be issued by the Company.

ISSUANCE OF SERIES C PREFERRED STOCK TO ASCENT

    The Company issued 10,000 shares of Cumulative Redeemable Preferred Stock, Series C, par value $0.01 per share ("Series C Preferred Stock"), of the Company to Ascent in consideration of $10,000,000 in cash, pursuant to the Preferred Stock Purchase Agreement, dated April 23, 2001 (the "Series C Purchase Agreement"), between the Company and Ascent.

    The liquidation preference (the "Series C Liquidation Preference") of each share of the Series C Preferred Stock as of any date of determination is equal to the sum of (a) the stated value per share of $1,000, plus (b) an amount equal to all dividends accrued on such share which have been added to and remain a part of the Series C Liquidation Preference as of such date, plus (c) for purposes of the liquidation and redemption provisions of the Series C Preferred Stock, an amount equal to all unpaid dividends accrued on the sum of the amounts specified in clauses (a) and (b) above during the period from and including the immediately preceding dividend payment date to but excluding the date in question. At September 30, 2002, the Series C Liquidation Preference amounted to $11,883,756.

    The holders of Series C Preferred Stock are entitled to receive cumulative dividends, when and as declared by the Company, in preference to dividends on junior securities, including the Company's Common Stock and Series A Preferred Stock. Dividends accrue on the Series C Preferred Stock on a daily basis at the rate of 12% per annum of the Series C Liquidation Preference from and including April 23, 2001 to but excluding the date on which the Series C Liquidation Preference is made available pursuant to a redemption of the Series C Preferred Stock or a liquidation of the Company. Accrued dividends are payable quarterly, commencing on June 15, 2001, in cash. Dividends not paid on any dividend payment date are added to the Series C Liquidation Preference on such date and remain a part of the Series C Liquidation Preference until such dividends are paid. Accrued dividends not paid as provided above on any dividend payment date accumulate and such accumulated unpaid dividends may be declared and paid at any time without reference to any regular dividend payment date, to holders of record of Series C Preferred Stock as of a special record date fixed by the Company.

    Subject to certain specified exceptions, the Company is prohibited from paying dividends on any parity securities (including the Series B Preferred Stock and the Cumulative Convertible Redeemable Preferred Stock, Series D, par value $0.01 per share (the "Series D Preferred Stock")) or any junior securities during any period in which the Company is in arrears with respect to payment of dividends on Series C Preferred Stock.

    Upon any liquidation, dissolution or winding up of the Company, the holders of Series C Preferred Stock are entitled to receive from the assets of the Company available for distribution to stockholders an amount in cash per share equal to the Series C Liquidation Preference, after payment is made on any senior securities and before any distribution or payment is made on any junior securities, which payment will be made ratably among the holders of Series C Preferred Stock and the holders of any parity securities. The holders of Series C Preferred Stock will be entitled to no other or further distribution of or participation in the remaining assets of the Company after receiving the Series C Liquidation Preference per share.

    Holders of Series C Preferred Stock will not have any right to convert shares of Series C Preferred Stock into any other security.

    Shares of Series C Preferred Stock are redeemable at the option of the Company at any time after April 23, 2001 at a redemption price per share payable in cash equal to the Series C Liquidation Preference of such share on the redemption date. Any redemptions by the Company are required to be made pro rata if less than all shares of Series C Preferred Stock are to be redeemed.

    At any time on or after June 15, 2001, or prior to that date if certain events of bankruptcy occur and are continuing, any holder of Series C Preferred Stock has the right to require the Company to redeem all or any portion of such holder's shares for a redemption price per share payable in cash equal to the Series C Liquidation Preference of that share on the redemption date. The Company will redeem shares at the option of the holder out of funds that are legally available for that purpose and not restricted pursuant to the Credit Agreement. If the legally available funds are insufficient for that purpose, the Company will redeem the maximum number possible of the shares requested to be redeemed on the redemption date and will redeem the balance of such shares as additional funds become legally available.

    If and so long as the Company fails to redeem all shares of Series C Preferred Stock required to be redeemed on a particular redemption date, the Company may not redeem or discharge any sinking fund obligation with respect to any shares of Series C Preferred Stock or any parity securities or junior securities or pay any dividends on any junior securities, and neither the Company nor any of its subsidiaries may purchase or otherwise acquire any shares of Series C Preferred Stock, parity securities or junior securities unless all shares of Series C Preferred Stock required to be redeemed are redeemed. The foregoing prohibitions do not apply to certain purchase or exchange offers made to all holders of Series C Preferred Stock.

    Series C Preferred Stock will not rank junior to any other capital stock of the Company in respect of rights of redemption or rights to receive dividends or liquidating distributions. The Company may not issue any senior securities without the consent of the holders of at least 66 2/3% of the number of shares of Series C Preferred Stock then outstanding.

    Holders of Series C Preferred Stock are not entitled to vote on any matters submitted to a vote of the shareholders of the Company, except as required by law and except that without the consent of the holders of at least 66 2/3% of the number of shares of Series C Preferred Stock then outstanding, the Company may not take any action, including by merger, to amend any of the provisions of the certificate of designations of the Series C Preferred Stock (the "Series C Certificate of Designations") or amend any of the provisions of the Restated Certificate of Incorporation of the Company so as to adversely affect any preference or right of the Series C Preferred Stock.

    Any provision of the Series C Certificate of Designations which, for the benefit of the holders of Series C Preferred Stock, prohibits, limits or restricts actions by, or imposes obligations on, the Company may be waived in whole or in part by the affirmative vote or with the consent of the holders of record of at least 66 2/3% of the number of shares of Series C Preferred Stock then outstanding.

    Holders of Series C Preferred Stock will not have any preemptive right to purchase any class of securities that may be issued by the Company.

ISSUANCE OF SERIES D PREFERRED STOCK TO ASCENT

    Pursuant to the Preferred Stock Purchase Agreement, dated June 29, 2001 (the "Series D Purchase Agreement"), between the Company and Ascent, the Company has issued an aggregate of 60,000 shares of Series D Preferred Stock to Ascent for aggregate cash consideration of $60,000,000. These shares of Series D Preferred Stock were issued in three subseries, each consisting of 20,000 shares and in each case in exchange for the payment of $20,000,000 in cash. Series D-1 Preferred Stock was issued on June 29, 2001, the Series D-2 Preferred Stock was issued on August 2, 2001 and the Series D-3 Preferred Stock was issued on October 18, 2001.

    The liquidation preference (the "Series D Liquidation Preference") of each share of the Series D Preferred Stock as of any date of determination is equal to the sum of (a) the stated value per share of $1,000, plus (b) an amount equal to all dividends accrued on such share which have been added to and remain a part of the Series D Liquidation Preference as of such date, plus (c) for purposes of the liquidation and redemption provisions of the Series D Preferred Stock, an amount equal to all unpaid dividends accrued on the sum of the amounts specified in clauses (a) and (b) above during the period from and including the immediately preceding dividend payment date to but excluding the date in question. At September 30, 2002, the Series D Liquidation Preference amounted to $65,644,264.

    The holders of Series D Preferred Stock are entitled to receive cumulative dividends, when and as declared by the Company, in preference to dividends on junior securities, including the Common Stock and the Series A Preferred Stock. Dividends accrue on each outstanding share of each subseries of Series D Preferred Stock on a daily basis at the rate of 8% per annum of the Series D Liquidation Preference from and including the applicable issue date of such share (the "Issue Date") to but excluding the date on which the Series D Liquidation Preference is made available pursuant to a redemption of the Series D Preferred Stock or a liquidation of the Company or such share is converted to shares of Common Stock. Accrued dividends are payable quarterly on the last day of March, June, September and December, commencing, with respect to each outstanding share of a subseries of Series D Preferred Stock, on the first such date following the Issue Date of such share, in cash. Dividends not paid on any dividend payment date are added to the Series D Liquidation Preference on such date and remain a part of the Series D Liquidation Preference until such dividends are paid. Accrued dividends not paid as provided above on any dividend payment date accumulate and such accumulated unpaid dividends may be declared and paid at any time without reference to any regular dividend payment date, to holders of record of Series D Preferred Stock as of a special record date fixed by the Company.

    Subject to certain specified exceptions, the Company is prohibited from paying dividends on any parity securities or any junior securities during any period in which the Company is in arrears with respect to payment of dividends on Series D Preferred Stock.

    Upon any liquidation, dissolution or winding up of the Company, the holders of shares of Series D Preferred Stock are entitled to receive from the assets of the Company available for distribution to stockholders an amount in cash per share equal to the Series D Liquidation Preference of a share of Series D Preferred Stock, after payment is made on any senior securities and before any distribution or payment is made on any junior securities, which payment will be made ratably among the holders of Series D Preferred Stock and the holders of any parity securities. Payment to the holders of shares of a subseries of Series D Preferred Stock shall be made on a PARI PASSU basis with any such payment to the holders of the other subseries of the Series D Preferred Stock. The holders of Series D Preferred Stock will be entitled to no other or further distribution of or participation in the remaining assets of the Company after receiving the Liquidation Preference per share.

    Shares of Series D Preferred Stock are convertible on and after December 31, 2002, at the option of the holder thereof, into Common Stock at the initial conversion rate of 132.4503 fully paid and non-assessable shares of Common Stock for each share of Series D Preferred Stock, which conversion rate was determined by dividing the stated value of a share of Series D Preferred Stock by $7.55. If on any conversion date for a share of Series D Preferred Stock, the Series D Liquidation Preference of such share is greater than its stated value of such share, then an additional number of shares of Common Stock or units of securities or other assets will be issued with respect to the amount of such difference. The number of additional shares or units to be issued will be determined by dividing the amount of the difference between the Series D Liquidation Preference and the stated value by the quotient obtained by dividing the stated value of such share by the conversion rate then in effect. The conversion rate is subject to adjustment upon the occurrence of certain events specified in the certificate of designations of the Series D Preferred Stock (the "Series D Certificate of Designations"), which events include, without limitation, (i) a payment of a stock dividend; (ii) a stock split; (iii) a combination of the outstanding shares of capital stock;
(iv) issuance by reclassification of any shares of Common Stock; (v) issuance of rights, options or warrants to holders of Common Stock entitling them to purchase shares of Common Stock at below-market prices; (vi) payment of a dividend to holders of Common Stock of indebtedness of the Company, securities of a subsidiary of the Company, or other assets of the Company;
(vii) completion of a tender or exchange offer for Common Stock at an above-market price; and (viii) payment of an extraordinary cash dividend.

    Except as otherwise provided in the following paragraph, if the Company consolidates with any other entity, merges into another entity, or sells all or substantially all of its properties and assets, or if the Company is a party to a merger or binding share exchange which reclassifies or changes its outstanding Common Stock (any such transaction, an "Acquisition Transaction"), the Company (or its successor in such transaction) or the purchaser of such properties and assets shall make appropriate provision so that on the effective date of such transaction each share of each subseries of Series D Preferred Stock shall be converted into or exchanged for one or more shares of a class, series or subseries of preferred stock of the person issuing securities or paying other consideration to the holders of Common Stock in such transaction (the "Acquiror"), which class, series or subseries of preferred stock shall have terms identical to those of the shares of such subseries of Series D Preferred Stock, except that such share(s) of preferred stock of the Acquiror shall be convertible into the kind and amount of securities, cash or other assets that such holder would have owned immediately after such consolidation, merger, sale or transfer if such holder had converted such share into Common Stock immediately prior to the effective date of such consolidation, merger, sale or transfer, and the holders of the Series D Preferred Stock shall have no other conversion rights under these provisions.

    Notwithstanding the provisions of the preceding paragraph, in the event that any Acquisition Transaction is consummated prior to December 31, 2002, then each share of each subseries of Series D Preferred Stock outstanding at the time of consummation of such Acquisition Transaction shall be converted into the right to receive from the Acquiror an amount in cash equal to the redemption price of such share as of the effective time of such Acquisition Transaction, together with interest on such redemption price at the rate of 12% per annum compounded quarterly from the date of effectiveness of such Acquisition Transaction until the date such redemption price plus interest thereon is paid in full.

    Subject to the provisions described in the immediately following paragraph, if the holders of Series D Preferred Stock would be entitled to receive upon conversion of such Series D Preferred Stock any of the Company's capital stock that is redeemable or exchangeable at the election of the Company ("Redeemable Capital Stock"), and all of the outstanding shares or other units of the Redeemable Capital Stock are redeemed or exchanged, then after such event (a "Redemption Event"), the holders of Series D Preferred Stock will be entitled to receive upon conversion of such shares, in lieu of shares of the Redeemable Capital Stock, the kind and amount of shares of stock and other securities and property receivable upon the Redemption Event by a holder of the number of shares or units of Redeemable Capital Stock into which such shares of Series D Preferred Stock could have been converted immediately prior to the effectiveness of the Redemption Event. After the Redemption Event, the holders of the Series D Preferred Stock will have no other conversion rights with respect to the Redeemable Capital Stock.

    Notwithstanding the foregoing, if (1) the redemption price for the shares of the Redeemable Capital Stock is paid in whole or in part in stock of a subsidiary of the Company ("Redemption Securities") and (2) in connection with the Redemption Event, the "Mirror Preferred Stock Condition" (as such term is defined in the Series D Certificate of Designations) is met, then the provisions described in the immediately preceding paragraph will not apply, and after the Redemption Event the holders of Series D Preferred Stock that are not exchanged as described in this paragraph will not have conversion rights with respect to the Redeemable Capital Stock so redeemed or exchanged. Generally, the Mirror Preferred Stock Condition will be satisfied if the Company makes appropriate provisions so that holders of Series D Preferred Stock have the right, exercisable on the effective date of the Redemption Event, to exchange their shares of Series D Preferred Stock for convertible preferred stock of the Company and convertible preferred stock of the issuer of the Redemption Securities. Such convertible preferred stocks shall together have an aggregate liquidation preference equal to the aggregate Series D Liquidation Preference of the Series D Preferred Stock to be exchanged for them and otherwise shall contain terms and conditions equivalent to those of the Series D Preferred Stock, except that applicable time periods under the Series D Preferred Stock will be tacked to corresponding time periods under such convertible preferred stocks, and except that (A) the convertible preferred stock of the issuer of the Redemption Securities will be convertible into the kind and amount of Redemption Securities, cash and other assets that the holder of a share of Series D Preferred Stock in respect of which such convertible preferred stock is issued would have received in the Redemption Event, had such shares of Series D Preferred Stock been converted prior to the Redemption Event, and (B) the convertible preferred stock of the Company will not be convertible into the Redeemable Capital Stock redeemed, or the Redemption Securities issued, in the Redemption Event.

    If the Company distributes the stock of one of its subsidiaries as a dividend to all holders of Common Stock (a "Spin Off"), the Company will make appropriate provision so that holders of Series D Preferred Stock have the right to exchange their shares of Series D Preferred Stock on the effective date of the Spin Off for convertible preferred stock of the Company and convertible preferred stock of that subsidiary. These convertible preferred stocks shall together have an aggregate liquidation preference equal to the Series D Liquidation Preference of a share of Series D Preferred Stock on the effective date of the Spin Off and otherwise shall contain terms and conditions equivalent to those of the Series D Preferred Stock, except that applicable time periods under the Series D Preferred Stock will be tacked to corresponding time periods under such convertible preferred stocks, and except that (1) the convertible preferred stock of the subsidiary whose stock is distributed in such Spin Off will be convertible into the kind and amount of stock of that subsidiary, and other securities and property that the holder of a share of Series D Preferred Stock in respect of which such convertible preferred stock is issued would have received in the Spin Off, had such shares of Series D Preferred Stock been converted prior to the record date for such Spin Off, and (2) the convertible preferred stock of the Company will not be convertible into the stock of that subsidiary. From and after the effective date of the Spin Off, holders of any shares of Series D Preferred Stock that have not been exchanged for convertible preferred stock of the Company and convertible preferred stock of that subsidiary shall have no conversion rights with respect to the stock of the subsidiary distributed in the Spin Off.

    The Company is obligated to reserve such number of shares of Common Stock as would be issuable upon the conversion of all outstanding shares of Series D Preferred Stock. Upon conversion of shares of Series D Preferred Stock, the shares of Series D Preferred Stock will be cancelled and restored to the status of authorized and unissued shares of preferred stock.

    If an exchange offer is commenced by the Company or one of its subsidiaries to holders of Common Stock pursuant to which capital stock of the Company or a subsidiary of the Company and/or other property will be issued in exchange for shares of Common Stock, the Company or such subsidiary is required to make an equivalent offer to the holders of Series D Preferred Stock in lieu of any antidilution adjustment which might otherwise apply to the conversion rate of the Series D Preferred Stock, except as set forth in the Series D Certificate of Designations in connection with a tender or exchange offer for Common Stock at an above-market price. Pursuant to such offer, holders may tender their shares of Series D Preferred Stock, based on the number of shares of Common Stock into which such shares are then convertible, and receive in lieu of the securities or other property offered in such exchange offer (the "Exchange Securities"), a new series of preferred stock of the issuer of the Exchange Securities, which would be convertible into such Exchange Securities, would have an aggregate liquidation preference equal to the aggregate Series D Liquidation Preference of the shares of Series D Preferred Stock exchanged for such new preferred stock and would otherwise contain terms and conditions equivalent to those of the Series D Preferred Stock. Whether or not a holder of shares of Series D Preferred Stock elects to accept such offer and tender shares of Series D Preferred Stock, no adjustment to the Conversion Rate will be made in connection with such a tender or offer, except as set forth in the Series D Certificate of Designations in connection with a tender or exchange offer for Common Stock are an above-market price.

    Shares of Series D Preferred Stock are redeemable at the option of the Company between June 29, 2001 and December 31, 2002 at a redemption price per share payable in cash equal to the Series D Liquidation Preference of such share on the redemption date of such share plus an amount equal to the difference between (1) the Series D Liquidation Preference of such share on such redemption date calculated as if the dividend rate applicable to such share was 12% per annum and (2) the Series D Liquidation Preference of such share on such redemption date. Shares of Series D Preferred Stock are also redeemable at the option of the Company on or after June 30, 2005 at a redemption price per share in cash equal to the Series D Liquidation Preference of such share on the redemption date of such share plus the percentage set forth below opposite the applicable period in which such redemption date occurs of the Series D Liquidation Preference of such share as in effect on such redemption date:

REDEMPTION DATE                                                     PERCENTAGE
---------------                                                     ----------
June 30, 2005                     to June 29, 2006                       4%

June 30, 2006                     to June 29, 2007                       3%

June 30, 2007                     to June 29, 2008                       2%

June 30, 2008                     to June 29, 2009                       1%

June 30, 2009 and thereafter                                             0%

    Subject to the foregoing, shares of Series D Preferred Stock may be redeemed in whole or in part, provided that if less than all outstanding shares of Series D Preferred Stock are to be redeemed on any date, (x) the Company shall be required to redeem all and not less than all of the shares of each subseries of Series D Preferred Stock on such date and (y) all shares of each subseries of Series D Preferred Stock shall be redeemed in the order of issuance thereof.

    At any time after the occurrence and during the continuance of certain events of bankruptcy, any holder of Series D Preferred Stock has the right to require the Company to redeem all or any portion of such holder's shares for the applicable redemption price per share payable in cash as set forth in the preceding paragraph on the redemption date of such share. The Company will redeem shares at the option of the holder out of funds that are legally available for that purpose and not restricted pursuant to the Credit Agreement. If the legally available funds are insufficient for that purpose, the Company will redeem the maximum number possible of the shares requested to be redeemed on the redemption date and will redeem the balance of such shares as additional funds become legally available.

    Subject to the rights of senior securities, the terms of the Credit Agreement and the provisions of the following paragraph, the Company shall redeem all outstanding shares of Series D Preferred Stock on June 30, 2011.

    If and so long as the Company fails to redeem all shares of Series D Preferred Stock required to be redeemed on a particular redemption date, the Company may not redeem or discharge any sinking fund obligation with respect to any shares of Series D Preferred Stock or any parity securities or junior securities or pay any dividends on any junior securities, and neither the Company nor any of its subsidiaries may purchase or otherwise acquire (except on conversion thereof into junior securities) any shares of Series D Preferred Stock, parity securities or junior securities unless all shares of Series D Preferred Stock required to be redeemed are redeemed. The foregoing prohibitions do not apply to certain purchase or exchange offers made to all holders of Series D Preferred Stock.

    Series D Preferred Stock will not rank junior to any other capital stock of the Company in respect of rights of redemption or rights to receive dividends or liquidating distributions. The Company may not issue any senior securities (other than shares of any other subseries of Series D Preferred Stock) without the consent of the holders of at least 66 2/3% of the number of shares of Series D Preferred Stock then outstanding.

    Holders of Series D Preferred Stock are not entitled to vote on any matters submitted to a vote of the shareholders of the Company, except as required by law and except that without the consent of the holders of at least 66 2/3% of the number of shares of Series D Preferred Stock then outstanding (and to the extent that one or more subseries of Series D Preferred Stock are affected in a manner different from the manner in which each other subseries of Series D Preferred Stock is affected, such affected subseries, voting together as a separate class), the Company may not take any action, including by merger, to amend any of the provisions of the Series D Certificate of Designations or amend any of the provisions of the Restated Certificate of Incorporation of the Company so as to adversely affect any preference or right of the Series D Preferred Stock. In addition, the consent of the holders of 66 2/3% of the shares of Series D Preferred Stock outstanding shall be required in order for the Company to take any action to an Acquisition Transaction consummated prior to December 31, 2002 unless the acquiror in such Acquisition Transaction agrees to pay to the holders of Series D Preferred Stock the amounts due upon consummation of such Acquisition Transaction.

    In addition to the rights set forth above, following December 31, 2002, in connection with any matter as to which the holders of Common Stock are entitled to vote, each outstanding share of Series D Preferred Stock shall have (and the holder thereof shall be entitled to cast) the number of votes equal to the number of votes such holder would have been entitled to cast had it converted its shares of Series D Preferred Stock into shares of Common Stock immediately prior to the record date for the determination of the stockholders entitled to vote upon such matter.

    Any provision of the Series D Certificate of Designations which, for the benefit of the holders of Series D Preferred Stock, prohibits, limits or restricts actions by, or imposes obligations on, the Company may be waived in whole or in part by the affirmative vote or with the consent of the holders of record of at least 66 2/3% of the number of shares of Series D Preferred Stock then outstanding.

    Holders of Series D Preferred Stock will not have any preemptive right to purchase any class of securities that may be issued by the Company.

    Pursuant to the terms of the respective Purchase Agreements executed in connection with the issuances of the Series B, Series C and Series D Preferred Stock to Ascent, the Company reimbursed Ascent for Ascent's attorneys fees incurred in connection with such issuances, which attorneys fees amounted to approximately $59,033.

              SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    During the Company's most recent fiscal year, Section 16(a) of the Securities Exchange Act of 1934 required the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of the Company's Common Stock and other equity securities of the Company. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

    Based solely on the Company's review of copies of Forms 3, 4 and 5, and amendments thereto, furnished to the Company with respect to its most recent fiscal year, or written representations that no Forms 5 were required, the Company believes that all of its directors and officers and persons who own more than 10% of the Common Stock complied with all Section 16(a) filing requirements, except as follows:

PERSON                                 LATE FILINGS
------                                 ------------
William R. Fitzgerald................  Form 5--December 31, 2001

Kathryn Hale.........................  Form 5--December 31, 2001(1)

Gary S. Howard.......................  Form 5--December 31, 2001

Gary S. Wilson.......................  Form 5--December 31, 2000

------------------------

(1) To the Company's knowledge, Ms. Hale failed to file the Form 5 required for the fiscal year ended December 31, 2001.

                                   PROPOSAL 2
            RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

    KPMG LLP was the Company's auditor in the year ended December 31, 2001. The board of directors has renewed the Company's engagement of KPMG LLP to be its independent auditor for the year ending December 31, 2002, subject to the ratification of the appointment by stockholders. A representative of KPMG LLP is expected to attend the annual meeting to respond to appropriate questions and will have an opportunity to make a statement if he or she so desires.

AUDIT FEES AND ALL OTHER FEES

    The following table presents fees for professional audit services rendered by KPMG LLP during 2001 for the audit of the Company's annual financial statements and the review of the financial statements included in the Company's quarterly reports filed with the SEC.

Audit fees, excluding audit related:........................  $262,500
                                                              ========
All other fees:
  Audit related fees(1).....................................   196,482
  Other non-audit services(2)...............................   233,711
                                                              --------
Total all other fees........................................  $430,193
                                                              ========

------------------------

(1) Audit related fees consisted principally of professional consultations with respect to accounting issues affecting the Company's financial statements, reviews of private placement offering documents, issuances of letters to underwriters, due diligence related to potential business combinations and audits of financial statements of certain employee benefit plans.

(2) Other non-audit fees consisted primarily of tax compliance and consultations regarding the tax implications of certain transactions.

    The Audit Committee has considered whether the provision of services by KPMG LLP to the Company other than auditing is compatible with KPMG LLP maintaining its independence and believes that the provision of such other services is compatible with KPMG LLP maintaining its independence.

    The Audit Committee has adopted an Audit Committee Charter, which is attached to this proxy statement as Annex A.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2002.

                             STOCKHOLDER PROPOSALS

    This proxy statement relates to the Company's annual meeting of stockholders for the calendar year 2002, which will take place on December 20, 2002. The Company currently expects that its annual meeting of stockholders for the calendar year 2003 will be held during the third quarter of 2003. In order to be eligible for inclusion in the Company's proxy materials for the 2003 annual meeting, any stockholder proposal must be submitted in writing to the Company's Secretary and received at the Company's executive office at 4610 South Ulster Street, Suite 600, Denver, Colorado 80237 by the close of business on May 15, 2003, or such earlier or later date as the Company may determine in connection with the actual scheduling of the annual meeting.

    All stockholder proposals for inclusion in the Company's proxy materials will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended and, as with any stockholder proposal (regardless of whether it is included in the Company's proxy materials), the Company's Restated Certificate of Incorporation, Bylaws and Delaware law.

                                 OTHER MATTERS

    The board of directors is not aware of any business to come before the annual meeting other than the matters described above in this proxy statement. However, if any other matters should properly come before the annual meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

                                                                         ANNEX A

                             ON COMMAND CORPORATION
                            AUDIT COMMITTEE CHARTER

    There shall be a committee of the Board of Directors to be known as the Audit Committee. The Audit Committee shall be composed of directors who are independent of the management of the Corporation and are free from any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a Committee member.

STATEMENT OF PURPOSE

    The purpose of the Audit Committee is to provide assistance to the Board of Directors in fulfilling the board's responsibilities to the Corporation and its shareholders relating to accounting and financial reporting. To that end, the Audit Committee shall oversee management's processes and activities relating to:

    - maintaining the reliability and integrity of the Corporation's accounting policies and financial reporting practices;

    - confirming the functioning and adequacy of the Corporation's internal controls; and

    - confirming compliance with U.S. Federal laws and regulations, and the requirements of any stock exchange or quotation system on which the Corporation's securities may be listed, regarding accounting and financial reporting.

FUNCTIONS AND RESPONSIBILITIES

    In furtherance of the purposes set forth above, the Audit Committee shall perform the following functions and responsibilities as appropriate, and shall have all powers of the Board of Directors necessary or desirable to perform such functions and responsibilities as may be delegated to a committee of the board under applicable law. Notwithstanding the enumeration of specific functions and responsibilities herein, the Audit Committee believes that its policies and procedures should remain flexible, in order to best respond to changing circumstances and conditions in fulfilling its responsibilities to the Corporation and its stockholders. The Committee shall by resolution establish its own rules and regulations, including notice and quorum requirements for all meetings.

    - The Committee shall review the performance of the Corporation's independent accountants; make recommendations to the board regarding the appointment or termination of independent accountants, and review and approve the independent accountants' annual engagement letter, including compensation.

    - The Committee shall confirm the independence of the Corporation's independent accountants, including an annual review of all consulting and other non-audit services provided to the Corporation by outside accountants and related fees.

    - The Committee shall meet with the Corporation's independent accountants and financial management prior to each audit to review the scope of the proposed audit and the procedures to be utilized, and shall meet again with them after the audit to assess the audit process, including a discussion of any material deviations from the audit plan, any material difficulties or disputes with management encountered during the course of the audit, any other matters relating to the conduct of the audit that are to be communicated by the auditors under generally accepted auditing standards, and any changes or proposed changes in accounting principles. Any changes or proposed changes in accounting principles shall also be reviewed by either the Audit Committee or the independent accountants with senior management and the Board of Directors.

    - The Committee shall review the financial statements to be contained in SEC filings and other reports to shareholders prior to the filing or publication of such documents and shall confirm that the independent accountants are satisfied with the content of such financial statements and related disclosures.

    - The Committee shall review with independent accountants and financial management the adequacy and effectiveness of the Corporation's accounting and financial controls and elicit any recommendations for the improvement of such controls and other matters relating to accounting procedures and shall review the correction of any controls or procedures deemed deficient.

    - The Committee shall provide sufficient opportunity for the independent accountants and management to meet with the Committee in separate executive sessions to discuss any matters that the Committee or any of such groups believe should be discussed privately with the Audit Committee. The Committee shall also encourage free and open communications at all times among the directors, the independent accountants and management of the Corporation.

    - The Committee shall review and discuss with management and the Board of Directors, as appropriate, the Corporation's accounting and financial human resources and succession planning.

    - The Committee shall report Committee actions to the Board of Directors from time to time, with any recommendations the Committee finds appropriate.

    - The Committee shall prepare a letter for inclusion in the Corporation's annual report to stockholders that describes the Committee's composition and responsibilities and how such responsibilities were discharged.

    - The Committee shall consider such other matters in relation to the financial affairs of the Corporation and its books of account and other records and disclosures, and in relation to the internal and external audit of the Corporation, as the Committee, in its judgment, from time to time finds advisable. In that connection, the Committee shall have the power to conduct or authorize investigations into any matters within the Committee's scope of responsibilities and to retain such independent counsel, accountants or other persons or entities as the Committee finds appropriate to assist the Committee in any such investigation or other responsibility.

REVOCABLE PROXY

                             ON COMMAND CORPORATION
                ANNUAL MEETING OF STOCKHOLDERS DECEMBER 20, 2002
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                     ON COMMAND CORPORATION (THE "COMPANY")

    The undersigned hereby appoints Bernard G. Dvorak and Pamela J. Strauss, and each or either of them, with full power of substitution, as proxies for the undersigned and authorizes them to represent the undersigned and vote, as designated on the reverse side hereof and in accordance with their judgment upon any other matters properly presented at the Company's Annual Meeting of Stockholders, all the shares of the Company's stock held of record by the undersigned at the close of business on November 1, 2002, at the Company's Annual Meeting of Stockholders to be held on December 20, 2002, and at any and all adjournments thereof. THE UNDERSIGNED ACKNOWLEDGES RECEIPT, PRIOR TO THE EXECUTION OF THIS PROXY, OF NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS, A PROXY STATEMENT DATED NOVEMBER 27, 2002, AND THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" EACH OF THE PROPOSALS SET FORTH HEREIN. UNLESS OTHERWISE DIRECTED, THE NAMED PROXIES WILL HAVE THE DISCRETIONARY AUTHORITY TO CUMULATE VOTES REPRESENTED BY THIS PROXY FOR THE ELECTION OF THE NOMINEES NAMED HEREIN AS DIRECTORS AND ALLOCATE SUCH VOTES AMONG THE NOMINEES AS THEY DEEM APPROPRIATE. The Board of Directors recommends a vote "FOR" the election of the nominees named herein as directors of the Company and "FOR" the ratification of the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 2002.

1.  Election of the following persons as directors of On Command Corporation:

    Kenneth G. Carroll          Paul A. Gould               Gary S. Howard              J. David Wargo
    William R. Fitzgerald       Mark K. Hammond             Christopher Sophinos

    FOR ALL / /           WITHHOLD FOR ALL / /          EXCEPTIONS / /

    Instructions: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.

    * Exceptions  ______________________________________________________________

    OR

   To allocate your votes among nominees for director utilizing cumulative voting, indicate the number of votes for each director opposite the name of each nominee. Please refer to the Proxy Statement for a discussion of cumulative voting.

    / /                       Kenneth G. Carroll
    / /                       William R. Fitzgerald
    / /                       Paul A. Gould
    / /                       Mark K. Hammond
    / /                       Gary S. Howard
    / /                       Christopher Sophinos
    / /                       J. David Wargo

2. Ratification of the appointment of KPMG LLP as independent auditors for the Company for the year ending December 31, 2002.

    FOR / /                AGAINST / /                ABSTAIN / /

    / / CHECK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING.

                                        DATED:
                                         _______________________________________
                                         _______________________________________
                                         PRINT NAME OF STOCKHOLDER

                                         _______________________________________
                                         SIGNATURE OF STOCKHOLDER

                                         _______________________________________
                                         PRINT NAME OF STOCKHOLDER

                                         _______________________________________
                                         SIGNATURE OF STOCKHOLDER

Please sign exactly as your name appears on this proxy. If stock is held jointly, each holder should sign. If signing as attorney, trustee, executor, administrator, custodian, guardian or corporate officer, please give your full title. PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.